Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OWENS-ILLINOIS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OWENS-ILLINOIS, INC.

NOTICE AND PROXY STATEMENT

For

The Annual Meeting of Share Owners

To Be Held

Thursday, May 15, 2014

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting,
please submit your proxy or voting instructions as soon as possible.

OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Dear Owens-Illinois Share Owner:

        You are cordially invited to attend the Annual Meeting of the share owners of Owens-Illinois, Inc. (the "Company") to be held on Thursday, May 15, 2014, at 9:00 a.m. in Plaza 2, at the O-I World Headquarters, Perrysburg, Ohio for the purpose of considering and voting upon the following matters:

  1.
  The election of ten directors, each to serve for a term of one year;

  2.
  The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014;

  3.
  Advisory vote to approve named executive officer compensation;

  4.
  The approval of the second amendment and restatement of the Company's 2005 Incentive Award Plan, that, among other things, increases the number of shares available under the plan by 6,000,000, extends the term of the plan until March 2024 and continues to allow grants under the plan to qualify as performance based for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

  5.
  Such other business as may properly be presented for action at the meeting or any postponement(s) or adjournment(s) thereof.

        Enclosed is a Proxy Statement which provides information concerning the Company and nominees of the Board of Directors (the "Board") for election as directors, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm, the advisory vote to approve named executive officer compensation and information concerning a proposed amendment to the Company's 2005 Incentive Award Plan. The Company intends to commence distribution of this notice and the accompanying Proxy Statement and proxy card on or about April 4, 2014.

        The Board fixed the close of business on March 20, 2014 as the record date for the determination of share owners owning the Company's Common Stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

        Enclosed is a proxy card that provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held of record in more than one name, all holders of record should sign the proxy card. If you are a share owner of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

  •
  FOR all of the Board nominees for election to the Board of Directors;

  •
  FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014;

  •
  FOR the advisory vote to approve named executive officer compensation;

  •
  FOR the second amendment and restatement of the Company's 2005 Incentive Award Plan; and

  •
  In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

        If you wish to have your shares voted for all of the Board nominees, for the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014, for the advisory vote to approve named executive officer compensation and for the approval of the second amendment and restatement of the Company's 2005 Incentive Award Plan, you need not mark your votes on the proxy card, but need only sign and date it and return it in the enclosed envelope. As an alternative to returning the proxy card, you may choose to make use of the Internet or telephone to submit your proxy as described in the enclosed Proxy Statement and on the proxy card.

        We sincerely appreciate your interest in and support of Owens-Illinois, and we hope to see you at the Annual Meeting.

By order of the Board of Directors,
ALBERT P. L. STROUCKEN Chairman of the Board
JOSEPH J. O'HARA, JR. Secretary

April 4, 2014
Perrysburg, Ohio

i

 OWENS-ILLINOIS, INC.
One Michael Owens Way
Perrysburg, Ohio 43551

 PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS
To Be Held May 15, 2014

        The Annual Meeting of the share owners of Owens-Illinois, Inc. (the "Company") will be held on Thursday, May 15, 2014, at 9:00 a.m. in Plaza 2, at the O-I World Headquarters, Perrysburg, Ohio. At the Annual Meeting, share owners will: (1) vote to elect ten directors, each to serve a term of one year; (2) consider the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014; (3) participate in an advisory vote to approve named executive officer compensation; and (4) consider the approval of the second amendment and restatement of the Company's 2005 Incentive Award Plan that, among other things, increases the number of shares available under the plan by 6,000,000, extends the term of the plan until March 2024 and continues to allow grants under the plan to qualify as performance based for purposes of Internal Revenue Code Section 162(m).

        This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about April 4, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 15, 2014

        The Securities and Exchange Commission has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to share owners in lieu of a paper copy of the proxy statement and related materials and the Company's 2013 Annual Report on Form 10-K. The Notice of Internet Availability provides instructions as to how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

        The Notice of Annual Meeting and Proxy Statement, the Company's 2013 Annual Report on Form 10-K and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

 Who May Vote

        You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 20, 2014 (the "record date"). At the close of business on the record date, 165,059,440 shares of the Company's common stock, par value $.01 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company's 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

How to Vote

        Shares of Common Stock can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner's name, the share owner may cause its shares to be voted at the Annual Meeting in one of four ways:

Vote by Internet

        A share owner can choose to submit a proxy over the Internet at www.proxyvote.com. The deadline for submitting a proxy over the Internet is 11:59 p.m., Eastern Time, on May 14, 2014. In order to vote by Internet, the share owner should make sure it has the control number found on the proxy card, follow the voting instructions with respect to its shares and confirm that the instructions have been accurately recorded. If a proxy is submitted over the Internet, the share owner does not need to return the proxy card.

Vote by Telephone

        A share owner can also submit its proxy by telephone by calling the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. The deadline for submitting a proxy by telephone is 11:59 p.m., Eastern Time, on May 14, 2014. To submit its proxy, the share owner must enter the control number listed on the proxy card and follow the recorded instructions. If a proxy is submitted by telephone, the share owner does not need to return the proxy card.

Vote by Mail

        If the share owner chooses to submit its proxy by mail, the share owner is required to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., Eastern Time, on May 14, 2014.

Vote in Person

        A share owner can choose to vote in person at the Annual Meeting by ballot. At the meeting, the share owner will need to request a ballot to vote these shares.

Further Instructions Regarding "How to Vote"

        The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures, that the Company believes comply with Delaware law, allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

        Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares.

        The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners' instructions. If no instructions are given, proxies will be voted (a) to elect the ten nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2015; (b) to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014; (c) to approve the compensation of the Company's named executive officers; (d) to approve the second amendment and restatement of the Company's 2005 Incentive Award Plan; and (e) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

Revocability of Proxies

        Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing or at the 2014 Annual Meeting; (b) submitting a later dated proxy; or (c) attending the meeting in person and voting at the meeting.

Vote Required to Approve Matters

        There must be a quorum for the transaction of business at the meeting. A quorum is the presence at the meeting of a number of shares, that are either present or represented by proxy, constituting a majority of the outstanding shares entitled to vote at the meeting. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

        Proposal One.    Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the share owners for the election of directors at which a quorum is present (an "Election Meeting"); provided, however, that if the Board determines that the number of nominees exceeds the number of directors to be elected at such meeting (a "Contested Election"), whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of electing directors, a "majority of the votes cast" means that the number of votes cast "for" a candidate for director exceeds the number of votes cast "against" that director (with "abstentions" and "broker non-votes" not counted as votes cast as either "for" or "against" such director's election). In an election other than a Contested Election, share owners will be given the choice to cast votes "for" or "against" the election of directors or to "abstain" from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, share owners will be given the choice to cast "for" or "withhold" votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable. The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

        Proposal Two.    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

        Proposal Three.    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

        Proposal Four.    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon is required for the approval of the second amendment and restatement of the Company's 2005 Incentive Award Plan. Abstentions will have the same effect as votes "against" this proposal and "broker non-votes" will not be counted in determining whether this proposal has been approved.

Other Matters

        Management of the Company does not know of any matter that will be presented for action at the 2014 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders' discretion.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

        The Company's Third Restated Certificate of Incorporation provides for the declassification of the Board of Directors over a three-year period that began at the 2013 Annual Meeting and will conclude at the 2015 Annual Meeting. The Board currently consists of twelve members, ten of whom are Class I directors whose terms expire at this year's Annual Meeting and two of whom are Class II directors whose terms expire at the 2015 Annual Meeting. Two of the directors listed herein began their service as directors since the last Annual Meeting: Mr. Hari N. Nair began his service on August 2, 2013, and Ms. Carol A. Williams began her service on February 20, 2014. Mr. Corbin A. McNeill, Jr. resigned as a director effective July 31, 2013. From and after the election of directors at the 2015 Annual Meeting, the Board will cease to be classified, and the directors elected at the 2015 Annual Meeting (and each meeting thereafter) will be elected for a term expiring at the next Annual Meeting.

Information on Nominees and Continuing Directors

        The Board, on the recommendation of the Nominating/Corporate Governance Committee, has nominated ten persons for election as Class I directors to serve for a one-year term expiring at the 2015 Annual Meeting of share owners and until their successors have been elected and qualified. The ten nominees of the Board are Jay L. Geldmacher, Peter S. Hellman, Anastasia D. Kelly, John J. McMackin, Jr., Hari N. Nair, Hugh H. Roberts, Albert P. L. Stroucken, Carol A. Williams, Dennis K. Williams and Thomas L. Young, each of whom is currently serving as a director of the Company. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available to serve.

        Following is information on the persons nominated for election to the Board at the 2014 Annual Meeting and the continuing directors:

Nominees—To be elected for terms expiring at Annual Meeting in 2015

Jay L. Geldmacher, Age 58	Director since 2009

Mr. Geldmacher was appointed Chief Executive Officer of Artesyn Embedded Technologies in November 2013. Artesyn Embedded Technologies is a joint venture between Platinum Equity and Emerson Electric Company, a publicly traded diversified global manufacturing and technology company. Artesyn is a spin-out of the Embedded Computing and Power Group from Emerson. Mr. Geldmacher previously served as an executive of Emerson Electric Company, from 1996 to November 2013. In 2007, Mr. Geldmacher was appointed the Executive Vice President and President, Network Power and Embedded Computing and Power Group. In that position, Mr. Geldmacher had full profit and loss responsibility for a group of Emerson's subsidiaries with a global presence. From 2006 to 2007, Mr. Geldmacher served as Group Vice President and President, Network Power Embedded Computing and Power Group. Prior to that Mr. Geldmacher was President, Astec Power Solutions (1998-2006), and President, Astec Standard Power Worldwide (1996-1998). Mr. Geldmacher received a bachelor of science in marketing from the University of Arizona and an executive master of business administration degree from the University of Chicago. He has served on the board of the University of Arizona Business School since 2002 and Seagate Technology since 2012. Mr. Geldmacher's executive management experience, experience with a public company specializing in manufacturing, familiarity with global distribution strategies and knowledge of accounting issues and financial reporting qualify him to serve on the Company's Board.

Peter S. Hellman, Age 64	Director since 2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 38 years of financial analysis experience and has been involved with investor relations for over 30 years. He was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Nordson is a global leader in providing capital equipment to the packaging industry. Prior thereto, Mr. Hellman was with TRW Inc. for 10 years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and valuable expertise in corporate transactions. Mr. Hellman has extensive experience as a director of both public and private companies, and has been serving on public company boards for over 16 years. He is currently a director of Baxter International, Inc. (since 2005) and The Goodyear Tire and Rubber Company (since 2010). Mr. Hellman also serves on the board of the Holden Arboretum and LifeBanc. Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman received a bachelor of arts degree from Hobart College and a master of business administration in finance from Case Western Reserve University. Mr. Hellman's long career and financial and operating experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company's Board.

Anastasia D. Kelly, Age 64	Director since 2002

Ms. Kelly is Co-Managing Partner (Americas) in the law firm of DLA Piper (Partner since 2010 and Co-Managing Partner since 2013). From 2006 to 2010, she was the Vice Chairman—Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. ("AIG"), and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003, and Fannie Mae, where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Ms. Kelly was a director of Saxon Capital from 2004 to 2008, is currently a director of Huntington Ingalls Industries, Inc. (since 2011) and sits on the board of numerous philanthropic organizations. Ms. Kelly received a bachelor of arts, cum laude, from Trinity University and a juris doctorate, magna cum laude, from George Washington Law School. Ms. Kelly's broad legal expertise and knowledge, extensive understanding of regulatory, compliance and securities issues involving public companies and financial institutions, significant experience in corporate governance issues and substantial business management skills qualify her to serve on the Company's Board.

John J. McMackin, Jr., Age 62	Director since 1994

Mr. McMackin is a principal of Williams & Jensen, PLLC, one of the nation's leading, independently owned government affairs law firms. During his long legal career spanning over 30 years, Mr. McMackin has had varied experience in many areas of corporate law, financial regulation, complex litigation and other areas of law and regulation. He has been a director of the Judicial Evaluation Institute since 1990. Mr. McMackin received a bachelor of arts degree, summa cum laude, from the University of Notre Dame and juris doctorate from Yale Law School. He is a member of the District of Columbia Bar. Mr. McMackin's legal expertise, knowledge of government and regulation and long experience in the glass container industry qualify him to serve on the Company's Board.

Hari N. Nair, Age 54	Director since 2013

Mr. Nair is the Chief Operating Officer ("COO") for Tenneco Inc., a Fortune 500 company with revenues of $8.0 billion, since 2010. Mr. Nair has also served as a member of the Tenneco Board of Directors since 2009. Prior to his assignment as COO, Mr. Nair served as President, International Group, where he was responsible for managing Tenneco's business operations and capitalizing on growth opportunities in Europe, South America and Asia-Pacific. Mr. Nair has been with Tenneco since 1987 in positions of increasing responsibility across various functions of strategic planning, business development, quality and operations. Before joining Tenneco, Mr. Nair was a senior financial analyst at General Motors Corporation and a plant manager for American Water Company. Mr. Nair received a bachelor of science in engineering from Bradley University, a master of business administration from the University of Notre Dame and completed the Advanced Management Program at Harvard Business School. Mr. Nair's extensive manufacturing experience leading large business operations, global business experience, strategic planning, executive leadership skills and financial reporting expertise qualify him to serve on the Company's Board.

Hugh H. Roberts, Age 62	Director since 2007

Mr. Roberts retired in 2007 after working over 30 years with Kraft Foods, Inc. where he obtained profit and loss management and analysis experience and global experiences in sales, marketing and strategic planning. He was the President of Kraft Foods International Commercial from 2004 to 2007, President, Kraft Foods International Asia Pacific from 2001 to 2003 and, prior thereto, President, KFI Central & Eastern Europe Middle East & Africa Region from 1996 to 2001. While with Kraft, Mr. Roberts completed numerous training programs for executives and obtained substantial training in marketing, strategic analysis, corporate governance and executive compensation. Mr. Roberts received a bachelor of arts, magna cum laude, from Harvard College and a master of business administration from Harvard Business School. Mr. Robert's extensive business leadership skills, his management experience overseas in emerging markets and his substantial education in management and corporate governance issues qualify him to serve on the Company's Board.

Albert P. L. Stroucken, Age 66	Director since 2005

Mr. Stroucken has been the President, Chairman of the Board and Chief Executive Officer of Owens-Illinois since December 2006, having become a member of the Board in August 2005. Prior to joining Owens-Illinois, Mr. Stroucken was with H.B. Fuller Company, a $1.5 billion manufacturer of adhesives, sealants, coatings, paints and other specialty chemical products. He was the President and Chief Executive Officer of H.B. Fuller from 1998 to 2006, and Chairman of the Board from 1999 to 2006. Prior to his work at H.B. Fuller, Mr. Stroucken worked for Bayer Corporation as General Manager, Inorganics Division of Bayer AG from 1997 to 1998 and Executive Vice President and President of the Industrial Chemicals Division of Bayer Corporation from 1992 to 1997. Mr. Stroucken has held directorships at publicly traded companies for over 10 years and is currently a director of Baxter International, Inc. (since 2004). Through his extensive board and management service, Mr. Stroucken has obtained substantial business and financial expertise leading and operating large, complex corporations. Mr. Stroucken's long experience in manufacturing, his executive and board experience, his executive compensation and corporate governance training, and his leadership of Owens-Illinois over the past seven years qualify him to serve on the Company's Board.

Carol A. Williams, Age 56	Director since 2014

Ms. Williams is currently a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company with revenues in 2013 of $57.1 billion. Prior to her current role that began on January 1, 2014, she served as Dow's Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams' 34 year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the North American chlor-alkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010 before assuming her most recent role. Ms. Williams is also a board member for Atlanta based Zep, Inc., a leading producer of maintenance and cleaning chemical solutions. She received a bachelor's degree in chemical engineering from Carnegie Mellon University in Pittsburgh, PA. Ms. Williams' extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company's Board.

Dennis K. Williams, Age 68	Director since 2005

Mr. Williams retired in 2006 after long and extensive service as an executive. Before retiring, Mr. Williams was with IDEX Corporation, a publicly traded corporation that manufactures and markets proprietary engineered industrial products, as the Chairman of the Board from 2000 to 2006 and as President and

Chief Executive Officer from 2000 to 2005. During his tenure with IDEX, Mr. Williams significantly upgraded the company's business processes and increased shareholder value, resulting in the value of the stock tripling in six years. Prior to joining IDEX, Mr. Williams had over ten years of executive experience with GE and its subsidiaries. During his time with GE, Mr. Williams held multiple executive leadership positions with subsidiaries in Italy, Canada and the United States. His last position with GE was as the President and Chief Executive Officer of GE Power Systems Industrial Products from 1998 to 2000, and in that role Mr. Williams was responsible for a $4 billion global manufacturing and service business based in Florence, Italy. In addition, Mr. Williams has held directorships at publicly traded companies for over nine years and has been a director of AMETEK, Inc. (since 2006) and Actuant Corporation (since 2006). From 2001 to 2007, Mr. Williams was also a director of the Washington Group International, where he obtained valuable knowledge regarding restructuring and capital markets transactions by helping to guide Washington's emergence from bankruptcy and subsequent sale. Through his board membership and various executive positions, Mr. Williams has acquired substantial training in corporate governance and developed valuable financial reporting expertise. Mr. Williams received a bachelor of science in aeronautical engineering from the Georgia Institute of Technology and attended the Program for Management Development at Harvard Business School. Mr. Williams' extensive experience in leading businesses in international markets, executive leadership skills, significant public company board experience, financial reporting expertise and corporate governance training qualify him to serve on the Company's Board.

Thomas L. Young, Age 70	Director since 1998

Mr. Young is currently the President of Titus Holdings Ltd., a private investment company that he joined in 2005. Prior to 2005, Mr. Young held various executive positions at Owens-Illinois, including Executive Vice President and Chief Financial Officer (2003–2004), Co-Chief Executive Officer (2004) and Executive Vice President, Administration and General Counsel (1998–2004). Mr. Young has obtained significant financial reporting expertise through his experience in corporate finance. Mr. Young also has extensive experience as a director on the boards of both private and public companies. Currently, Mr. Young is a director of Franklin Electric Co., Inc. (since 2005), HCR ManorCare Inc. (since 2008), SealPak Innovations, Inc. (since 2005) and The Windmill Trust and its affiliate Robeco General Partners Fund III Program LLC (since 2009). Previously, he has been a director of ManorCare, Inc. (1991–2007), Coherix, Inc. (2005–2008) and InvestLinc Group, LLC (2006–2007). Mr. Young has substantial training in corporate governance through his board memberships and received a Certificate of Director Education from the National Association of Corporate Directors. In addition, he has completed the Advanced Management Program at Harvard Business School and the Public Company Director Education and Certification Program at UCLA Anderson School of Management. Mr. Young received a bachelor of arts degree from St. John's College and a juris doctorate with honors from Notre Dame Law School. He is also a member of the Ohio Bar. Mr. Young's business leadership skills, financial reporting expertise, executive and director experience, knowledge of corporate and securities laws and his extensive training, background and experience in board and corporate governance matters qualify him to serve on the Company's Board.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE TEN NOMINEES IDENTIFIED ABOVE.

 Continuing Directors—terms expire at Annual Meeting in 2015

Gary F. Colter, Age 68	Director since 2002

Mr. Colter has been the President of CRS Inc., a corporate restructuring and strategy management consulting company, since 2002. Prior thereto, Mr. Colter had over 34 years of executive experience (27 years as a partner) at KPMG Canada, during which he developed valuable financial and accounting expertise while overseeing Canadian and global financial advisory services practices of KPMG. He served as the Vice Chair of KPMG Canada from 2000 to 2002, the Global Managing Partner, Financial Advisory Services, of KPMG International from 1998 to 2000 and the Vice Chairman of KPMG Canada from 1989 to 1998. During his long career in advisory services, Mr. Colter has led the restructurings of many major North American companies. In addition, Mr. Colter has extensive experience as a director on the boards of both private and public companies, regularly attends external continuing education offerings and has substantial training and experience in corporate governance. He is a director of CIBC (since 2003), Core-Mark Holding Company, Inc. (since 2004) and Revera Inc. (since 2005) and currently serves on the corporate governance committees of each of those boards. He also serves on the board of Canadian Pacific Railway Limited (since 2012). Previously, he was a director of Saskatchewan Wheat Pool (2003–2006). Mr. Colter received a bachelor of arts in business administration from the Richard Ivey School of Business, and is a Fellow Chartered Accountant. Mr. Colter's extensive business, financial and accounting experience and education, experience with a broad range of North America markets, financial reporting expertise, extensive director experience and corporate governance training qualify him to serve on the Company's Board.

Helge H. Wehmeier, Age 71	Director since 2005

Mr. Wehmeier is now retired, but served as an executive with Bayer Corporation for almost 20 years. He served as the Vice-Chairman of Bayer from 2002 to 2004, and, prior thereto, President and Chief Executive Officer from 1991 to 2002. While with Bayer, Mr. Wehmeier obtained substantial merger and acquisition transactional and operation experience, as he oversaw the merger of three large companies in various industries into a single operating company. In addition, during his tenure Mr. Wehmeier maximized long-term value of Bayer and led the company to grow revenues from $5.5 billion to $11 billion. Prior to joining Bayer, Mr. Wehmeier was a member of the board of management of AGFA-Gevaert from 1987 to 1991 where he obtained experience running a worldwide business in a highly competitive consumer related business. Mr. Wehmeier has extensive experience as a director, and has served on the board of public companies since 1992. He is currently a director of PNC Financial Services Group, Inc. (since 1992) and was a member of the board of Terex Corporation (2002–2010). Through his board membership and executive experience, Mr. Wehmeier has acquired substantial training in corporate governance. Mr. Wehmeier was educated in Europe and is an alumnus of IMEDE Business School (Lausanne, Switzerland) and INSEAD Business School (Fontainebleau, France). Mr. Wehmeier's extensive experience as an executive of a public company, knowledge of and familiarity with international business markets, expertise in mergers and acquisitions, history of board membership and corporate governance training qualify him to serve on the Company's Board.

 Board Leadership Structure and Role in Risk Oversight

        The Company has no fixed policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. Currently, these roles are combined with Mr. Stroucken serving as both the Chairman of the Board and the Chief Executive Officer. Mr. Stroucken possesses the detailed knowledge of the issues, opportunities and challenges facing the Company that makes him the Board's choice to be the Chief Executive Officer and to lead the day-to-day operation of the Company. The Board also believes that Mr. Stroucken is best positioned to be Chairman of the Board and to ensure that the Board's time and attention are focused on the most critical matters and to assist the Board in its role to oversee the execution of the Company's strategic plan.

        The Company's Corporate Governance Guidelines (the "Guidelines") provide that an independent member of the Board serve as Lead Director. Pursuant to the Guidelines, the Lead Director:

  •
  acts as a key liaison with the Chief Executive Officer ( the "CEO");

  •
  assists the Chairman of the Board and Secretary in setting the Board agenda, and determining what materials will be provided to directors in advance of Board meetings;

  •
  reviews the Board agenda to ensure the agenda items receive adequate time for discussion and deliberation;

  •
  directs management to distribute to directors materials that contribute to the Board's understanding of the Company's business or its oversight responsibilities;

  •
  determines when the Board should meet in executive session without management present; and

  •
  chairs executive sessions of the Board without management present, and communicates Board member feedback to the CEO.

        The Chair of the Audit Committee, Mr. Peter S. Hellman, was appointed Interim Lead Director effective August 2, 2013 after Mr. Corbin A. McNeill, Jr. resigned his position as Lead Director for personal reasons.

        The Company's non-management directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-management directors of the Board. The Board believes this approach effectively complements the Company's Board leadership structure. The non-management directors met eight times in executive session in 2013 without management present. In addition, the independent directors met once in executive session in 2013. As provided by the Guidelines, the Lead Director or his designee presides at these executive sessions.

        The Board recognizes that an important part of its responsibilities is to evaluate the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Oversight Committee and the Audit Committee, as discussed in the descriptions of the committees below. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board meets with the Company's regional presidents on a rotating basis to review risk exposure with respect to the Company's strategic plans and objectives in order to improve long-term organizational performance.

 Board Responsibilities

        The Board has the ultimate authority for overseeing the management of the Company's business. The Board also identifies and evaluates candidates for, and ultimately appoints the Company's officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their and the Company's performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

        The vast majority of the members of the Board are "independent" in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director of the Company under the listing standards of the New York Stock Exchange: Gary F. Colter, Jay L. Geldmacher, Peter S. Hellman, Anastasia D. Kelly, Hari N. Nair, Hugh H. Roberts, Helge H. Wehmeier, Carol A. Williams, Dennis K. Williams and Thomas L. Young. In making this determination, the Board has determined that none of these directors has any material relationships with the Company other than their roles as directors.

Board Member Stock Ownership

        The Board has established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company's Common Stock having a value equal to five times the director's annual cash retainer. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the "net profit shares" acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Size

        The Board currently consists of 12 members. Under the Company's Third Restated Certificate of Incorporation, the maximum size of the Board is 12 members.

Board Meeting Attendance

        In 2013, the full Board met nine times. Each member of the Board attended 84% or more of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2013 averaged over 96% for directors as a group.

        The Company does not have a policy with regard to Board members' attendance at Annual Meetings, although members of the Board are encouraged to attend. Ten of the eleven members of the then current Board attended the 2013 Annual Meeting.

Corporate Governance Guidelines

        A copy of the Company's Corporate Governance Guidelines is available on the "Investors" section of the Company's website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The address of the Company's website provided above or elsewhere in the Proxy

Statement is not intended to function as a hyperlink, and the contents of the Company's website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

        The Nominating/Corporate Governance Committee (the "Committee") is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the "Policies and Procedures"), copies of which are available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Pursuant to the Policies and Procedures, candidates for the Board must demonstrate strong leadership in their particular field, and have broad business experience and the ability to exercise sound business judgment. In addition, candidates must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners. Candidates must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and be committed to serve on the Board for an extended period of time.

        The Committee will consider potential candidates for director who have been recommended by the Company's directors, the CEO, other members of senior management and share owners. Outside consultants may also be employed to help identify potential candidates. Pursuant to its Policies and Procedures, the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Committee wants to move toward nomination, one or more members of the Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading "2015 Annual Meeting of Share Owners."

        The performance of incumbent members of the Board is evaluated annually by the Committee. Incumbent directors who continue to satisfy the Committee's criteria for Board membership and whom the Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term. In that case, the Committee does not consider a vacancy to exist.

Code of Business Conduct and Ethics

        The Company has a Global Code of Business Conduct and Ethics (the "Code") that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

 Communicating with the Board

        Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), the Lead Director, any Board committee or any chair of any such committee. To communicate with the Board, the Lead Director, any individual directors or any group or committee of directors, correspondence should be addressed to the "Board of Directors" or any such individual directors or group or committee of directors by either name or title. All such correspondence should be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. All communications so received will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

Board Committees

        There are four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Risk Oversight Committee. Subject to applicable provisions of the Company's By-Laws and Corporate Governance Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

 Current Committee Membership

        Directors currently serving on committees of the Board and the number of meetings held in 2013 by the committees are identified below.

Name	Audit	Compensation	Nominating/ Corporate Governance	Risk Oversight
Independent Directors:
Gary F. Colter(1)		X	Chair
Jay L. Geldmacher	X		X
Peter S. Hellman(2)	Chair	X
Anastasia D. Kelly			X	Chair
Hari N. Nair(3)	X	X
Hugh H. Roberts		Chair
Helge H. Wehmeier			X	X
Carol A. Williams(4)
Dennis K. Williams	X	X
Thomas L. Young	X			X
Non-Independent Director:
John J. McMackin, Jr.				X
Management Director:
Albert P. L. Stroucken				X
Number of meetings in 2013	10	6	5	4

(1)
Mr. Colter began serving as the Chair of the Nominating/Corporate Governance Committee on August 2, 2013, after Mr. Corbin A. McNeill, Jr. resigned his position as Chair of the Nominating/Corporate Governance Committee for personal reasons.

(2)
Mr. Hellman began serving as the Interim Lead Director on August 2, 2013, after Mr. Corbin A. McNeill, Jr. resigned his position as Lead Director for personal reasons.

(3)
On August 2, 2013, Mr. Nair began serving as a director of the Company. Effective September 26, 2013, Mr. Nair began serving on the Audit and Compensation Committees.

(4)
On February 20, 2014, Ms. Williams began serving as a director of the Company. It has not yet been determined on which committee(s) of the Board Ms. Williams will serve.

Audit Committee

        The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company's financial statements and internal controls; (b) the Company's compliance with legal and regulatory requirements; (c) the independent registered public accounting firm's qualifications and independence; and (d) the performance of the Company's internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the

Audit Committee. A copy of the Audit Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act. The Board has determined that Mr. Hellman, the chair of the Audit Committee, and Mr. Young are each qualified as an "audit committee financial expert" within the meaning of Securities and Exchange Commission ("SEC") regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

Compensation Committee

        The Compensation Committee assists the Board with respect to compensation of the Company's executive officers and directors. In carrying out such responsibilities, the Compensation Committee administers the Amended and Restated 1997 Equity Participation Plan, the Amended and Restated 2005 Incentive Award Plan, the Company's annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.

        The Compensation Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Compensation Committee is an "independent director" under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors and recommending that the Board select the candidates for all directorships to be filled by share owners or the Board; (b) developing and recommending to the Board a set of corporate governance principles contained in the Company's Corporate Governance Guidelines and Global Code of Business Conduct and Ethics; (c) overseeing the evaluation of the Board and management of the Company; (d) taking a leadership role in shaping the corporate governance of the Company; (e) overseeing management succession planning and development; and (f) overseeing the Company's Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

        The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Each member of the Nominating/Corporate Governance Committee is an "independent director" under the New York Stock Exchange listing standards.

        The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading "2015 Annual Meeting of Share Owners."

Risk Oversight Committee

        The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company's risk management processes. The Risk Oversight Committee: (a) provides oversight of management's policies and activities relating to the identification, evaluation, management and monitoring of the Company's critical enterprise risks, including the major strategic, operational, regulatory, compliance, reporting, reputational, governance and human resources and labor risks inherent in the business of the Company (the "Enterprise Risks"); (b) oversees compliance with legal and regulatory requirements with respect to the conduct of the Company's business; and (c) reports to the Board regarding the Enterprise Risks that have the potential to significantly impact the Company's ability to execute its strategic priorities and achieve its performance goals.

        The Risk Oversight Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Risk Oversight Committee. A copy of the Risk Oversight Committee Charter is available on the "Investors" section of the Company's website (www.o-i.com) and in print, free of charge, to share owners upon request to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999.

        Under the terms of the Risk Oversight Committee Charter, the Risk Oversight Committee (a) reviews and submits for Board approval the Company's Risk Management Philosophy, Risk Management Policy and Statement of Risk Appetite, as developed by management; (b) reviews management's processes designed to identify, assess, manage, monitor and report the Company's significant Enterprise Risks; (c) reviews, monitors and discusses with management the Company's significant Enterprise Risks and opportunities, including steps management is taking to assess and manage such risks and opportunities; (d) reviews the Company's disclosure of Enterprise Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (e) together with the Audit Committee, reviews, assesses and discusses with the general counsel, the Chief Financial Officer and the independent registered public accounting firm (i) any significant risks or exposures; (ii) the steps management has taken to minimize such risks or exposures; and (iii) the Company's underlying policies with respect to risk assessment and risk management.

 DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

        Prior to 2014, each non-management director of the Company received an annual retainer of $60,000, payable quarterly. Effective January 1, 2014, the amount of the annual retainer each non-management director of the Company receives was increased to $67,500. Each non-management director also receives $2,000 for each Board meeting in which such director participates. The Chair of the Audit Committee receives an additional annual retainer of $20,000, the Chair of the Compensation Committee receives an additional annual retainer of $15,000, and each non-management director who serves as a chair of any other committee receives an additional annual retainer of $10,000. The Lead Director receives an annual retainer of $20,000 in addition to the annual retainer for service as chair of a committee. Each non-management director who serves as a member of a committee of the Board (including as chair) receives $2,000 for each committee meeting in which such director participates.

        Prior to 2014, each non-management director also received each year on the date immediately following the date of the Annual Meeting of share owners, a grant of restricted stock units ("RSUs") under the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc. with respect to a number of shares of Common Stock having a fair market value on the date of grant equal to $85,000, rounded up or down to nearest whole share of Common Stock. Effective January 1, 2014, the fair market value of RSUs granted to each non-management director was increased to $92,500. RSUs will be 100% vested on the first anniversary of date of grant ("Normal Vesting Date"), or earlier upon a director's termination of membership by reason of the director's death, disability or retirement. In addition, upon a director's termination of membership for any reason other than death, disability, retirement or for cause, RSUs will vest pro rata on a daily basis based on number of days of service in the 12-month period from date of grant to normal vesting date. Any unvested RSUs are forfeited at termination of membership on the Board. Upon a director's termination of membership for cause all RSUs are immediately forfeited. Vested RSUs will be paid in shares of Common Stock, on a one for one basis, within 30 days after normal vesting date, or if earlier, within 30 days after termination of membership which constitutes a separation from service under Section 409A of the Internal Revenue Code. Each director is reimbursed for expenses associated with meetings of the Board or its committees.

        The 2014 annual retainer and RSU adjustments were the first increases in Board compensation since 2008 and position total direct compensation for the Company's directors at or near the peer group median.

        In the event a new non-management director joins the Board on any date other than the date of the Annual Meeting of share owners, in addition to the RSU grant described in the previous paragraph such new non-management director would also receive on the date immediately following the first Annual Meeting of share owners during such director's tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to a pro rata allocation of the dollar amount of the prior year's RSU grant based on the number of days of service in the 12-month period from the commencement of such director's service on the Board to the date of such grant, rounded up or down to the nearest whole share of Common Stock.

        The Deferred Compensation Plan for Directors of Owens-Illinois, Inc. provides an opportunity for non-management directors to defer payment of their directors' fees. Under the plan, a non-management director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies, plus one percent. Distributions from the plan are made in cash.

        The total compensation paid to non-management directors in 2013 is reflected in the following table.

DIRECTOR COMPENSATION IN 2013

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Gary F. Colter	$110,167	$85,014	$195,181
Jay L. Geldmacher	100,000	85,014	185,014
Peter S. Hellman	136,333	85,014	221,347
Anastasia D. Kelly	102,000	85,014	187,014
John J. McMackin, Jr.	90,000	85,014	175,014
Corbin A. McNeill, Jr.(1)	64,500	85,014	149,514
Hari N. Nair	43,000	0	43,000
Hugh H. Roberts	105,000	85,014	190,014
Helge H. Wehmeier	98,000	85,014	183,014
Dennis K. Williams	106,000	85,014	191,014
Thomas L. Young	104,000	85,014	189,014

(1)
Mr. McNeill resigned from the Board effective July 31, 2013 for personal reasons.

(2)
The cash amounts paid to each director are made up of the following amounts:

Name	Annual Retainer	Annual Committee Chair Retainer	Board Meeting Fees	Committee Meeting Fees	Total
Gary F. Colter	$60,000	$4,167	$18,000	$28,000	$110,167
Jay L. Geldmacher	60,000	0	16,000	24,000	100,000
Peter S. Hellman	60,000	28,333	16,000	32,000	136,333
Anastasia D. Kelly	60,000	10,000	16,000	16,000	102,000
John J. McMackin, Jr.	60,000	0	18,000	12,000	90,000
Corbin A. McNeill, Jr.	30,000	22,500	6,000	6,000	64,500
Hari N. Nair	25,000	0	8,000	10,000	43,000
Hugh H. Roberts	60,000	15,000	18,000	12,000	105,000
Helge H. Wehmeier	60,000	0	18,000	20,000	98,000
Dennis K. Williams	60,000	0	18,000	28,000	106,000
Thomas L. Young	60,000	0	18,000	26,000	104,000
(3)
Amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standard Board ("FASB") ASC 718. Each non-management director held 2,957 restricted stock units as of December 31, 2013.

 Related Person Transactions

        The Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee. The Company's Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee will review and recommend to the full Board the approval or ratification of related party transactions. In conducting its review, the Nominating/Corporate Governance Committee takes into account the following factors, provided in writing in the Corporate Governance Guidelines: the related person's connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

        During 2013, the law firm of Williams & Jensen, PLLC, of which Mr. McMackin is a principal, billed the Company approximately $500,000 for legal services in connection with various matters. Williams & Jensen, PLLC is an independently owned, Washington, D.C. law firm with particular expertise in the area of government affairs. Upon the review and recommendation of the Nominating/Corporate Governance Committee, the Board reviewed and approved the Company's 2013 engagement of Williams & Jensen, PLLC at the billing levels indicated above.

Compensation Committee Interlocks and Insider Participation

        During 2013, the following directors served on the Compensation Committee of the Board: Gary F. Colter, Peter S. Hellman, Anastasia D. Kelly, Corbin A. McNeill, Jr., Hari N. Nair, Hugh H. Roberts (Chair) and Dennis K. Williams. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K. No executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company's directors served as an executive officer at any time during 2013.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        At investor day in February 2013, the Company unveiled its three year strategic roadmap to deliver share owner value. As the global leader in glass packaging, the Company stands to benefit from consumers' preference for glass and from long-term socio-economic trends, especially in emerging geographies that favor the use of glass packaging. The Company is focusing on:

  •
  Reducing structural costs, led by its European asset optimization program;

  •
  Growing selectively;

  •
  Delivering brand-building product innovation; and

  •
  Investing strategically in R&D to lower production costs.

        The Company is targeting rising free cash flow ("FCF")1 (at least $400 million in 2015) and adjusted net earnings per share2 (greater than $3.50 in 2015). The following graphs show progress made toward increasing FCF and reducing outstanding debt over the past four years.

        The year 2013 was instrumental in demonstrating that the Company is on track to achieve its 2015 financial targets. Major highlights for 2013 included:

  •
  The Company generated a record level of FCF ($339 million, up 17% from the prior year);

  •
  The Company reported sales revenue of $7.0 billion, as price gains offset currency headwinds;

  •
  Company shipments in the second half of the year were up 2% compared with the prior year, largely due to broad-based gains in wine, particularly in Europe where management successfully regained market share;

1
Free cash flow is defined as cash provided by continuing operating activities less capital spending (both as determined in accordance with GAAP). See Appendix A.

2
Adjusted net earnings per share is defined as earnings attributable to the Company exclusive of items management considers not representative of ongoing operations. See Appendix A.

  •
  The Company grew segment operating profit, principally through substantial progress on structural cost savings initiatives and asset optimization efforts;

  •
  Adjusted net earnings per share were up nearly 3% compared with the prior year;

  •
  Disciplined capital allocation led to the Company making nearly $300 million of debt payments; and

  •
  The Company continued to return cash to share owners via $33 million in share repurchases.

        During 2013, the Compensation Committee of the Board (the "Committee") continued to support the Company's commitment to paying for performance and creating share owner value while mitigating the Company's level of risk exposure with its compensation practices and processes by:

  •
  Reinforcing the performance orientation of the Company's incentive compensation programs by granting 50% of the long-term incentive opportunity in the form of performance share units;

  •
  Continuing to emphasize the importance of FCF in the annual incentive program by placing 50% weight on FCF for overall Company performance, as according to a survey of the investment community, growth in FCF is the Company's key driver for generating share owner value;

  •
  Paying 124.0% of the 2013 annual incentive target for Total O-I performance as the Company achieved above the threshold level for net sales and EBIT margin, and generated free cash flow above the maximum performance level;

  •
  Awarding 2011–2013 performance share units at 27.6% of the target, as the Company achieved between threshold and target levels for return on invested capital for the three-year period, but did not meet the threshold level for adjusted earnings per share; and

  •
  Implementing a compensation recovery (clawback) policy to allow the Company to recoup cash and equity incentive compensation that were earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault.

Compensation Principles

        The Committee approves executive compensation programs that are designed to align executive pay with share owner interests and the annual and longer-term performance of the Company. The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. Key elements of this pay strategy include:

  •
  Targeting total direct compensation for the Named Executive Officers ("NEO") at the market median and regularly evaluating pay versus market using comparator company and survey comparisons;

  •
  Ensuring that a majority of target compensation for each NEO is "at risk";

  •
  Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and

  •
  Completing regular risk assessments to evaluate the Company's overall executive compensation practices and processes.

 Say on Pay Votes

        In their 2013 "Say on Pay" vote, the Company's share owners approved its executive compensation program with a 96% approval rating. The Committee believes that the results of this vote affirmed share owner support of the Company's executive compensation philosophy, policies, and practices, and therefore the Company did not make significant changes to its approach in 2013. The Committee continues to believe that, overall, the Company's compensation programs are well aligned with both share owner interests and the competitive market, and are designed to reward overall Company and individual performance. The Committee regularly reviews compensation programs to ensure such alignment continues.

        At the 2014 Annual Meeting of Share Owners, the Company will again hold an annual advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results from this year's and future advisory votes on executive compensation.

Compensation and Governance Practices

        The Company's executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve their share owner's long-term interests.

What the Company Does/Has

        Pay for Performance:    It is the Company's philosophy that a significant portion of the target compensation opportunity provided to the NEOs be "at risk"—that is, linked to the Company performance and/or the price of the Company's stock. For 2013, the CEO had 87% of his target total direct compensation "at risk." In addition, the Company's mix of long-term incentive ("LTI") vehicles (50% performance share units, 25% stock options, and 25% restricted stock units) further emphasizes a strong pay-for-performance link.

        Compensation Recovery (Clawback) Policy:    The Company adopted a Compensation Recovery Policy in January 2014 to allow the Company to recoup cash and equity incentive compensation that was earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault.

        Stock Ownership and Retention Guidelines:    The Company's Stock Ownership Guidelines require executives to own Company stock valued at a multiple of base salary, ranging from 1.5 times salary for designated key leaders to 5 times salary for the CEO, within five years of the time the individual becomes subject to the guidelines. In addition, the Company has share retention guidelines that require covered employees to retain 75% of the "net profit shares" acquired from option exercises and shares that vest until the ownership guidelines are met.

        Limitations on Hedging and Pledging:    Under the Company's Addendum to Insider Trading Policy, the Company's directors, executive officers and other designated individuals are prohibited from hedging the ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt and may not pledge of otherwise engage in transactions involving the Company's securities without approval from the Company's General Counsel.

        Mitigation of Risk in Compensation Programs:    The Company's compensation plans have provisions to mitigate undue risk, including caps on the maximum level of payouts, extended vesting provisions, varied performance measurement periods, multiple performance metrics, and processes to identify risk. The Company does not believe any of its compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

        Annual Risk Assessment of Compensation Programs:    The Committee retains its executive compensation consultant to conduct an annual risk assessment of the Company's executive compensation practices.

        Annual Review of Independence of Committee's Advisors:    The Committee performs an independence analysis of its compensation consultants, outside legal counsel, and other advisors prior to selection of or receiving advice from such compensation advisors.

What the Company Does Not Do/Have:

        Tax Gross-ups for Perquisites:    See "Other Benefits" for details.

  Excise Tax Gross-Ups upon Change in Control

  Current Payment of Dividend Equivalents on Unvested Long-Term Incentives

  Repricing of Underwater Stock Options

        This Compensation Discussion and Analysis describes the material elements of the compensation of the Company's NEOs, the objectives and principles underlying executive compensation programs, the Company's recent compensation decisions, and the factors considered in making those decisions. The Company's NEOs for 2013 were:

Name	Position
Albert P. L. Stroucken	President, Chairman of the Board and Chief Executive Officer ("CEO")
Stephen P. Bramlage, Jr.	Senior Vice President and Chief Financial Officer
James W. Baehren	Senior Vice President and General Counsel
Erik C. M. Bouts	President, O-I Europe
Arnaud N. J. M. de Weert	President, O-I North America

Assessment of Pay and Performance

        To assess the alignment of pay and company performance, the Committee annually compares the Company's performance and the NEOs' pay to pay and performance at the comparator companies. Pay, calculated as actual and estimated payouts, and performance are evaluated for historical one-year and three-year periods.

        For this purpose, one-year total cash compensation included base salary and annual incentive payouts for 2012. Three-year realizable pay included all base salary, annual incentive payouts, and the estimated realizable value (i.e., award level multiplied by the closing price of the Company stock on December 31, 2012) of all LTI awards made to the NEOs during fiscal years 2010, 2011 and 2012.

        Historical Company performance was evaluated on the key financial metrics that are included in the Company's SMIP and LTI programs, including: net sales, EBIT margin, FCF, earnings per share growth, and return on invested capital.

        For the 2013 assessment, the Company's performance relative to the comparator companies was near the 44th percentile for 2012 and at the 19th percentile for the three-year period 2010-2012. The Committee's conclusion was that the compensation realizable by the CEO and the other NEOs was generally aligned with the performance of the Company, in both the one-year and three-year periods, as illustrated below.

        In addition, total share owner return performance was evaluated to assess pay alignment with share owner outcomes. This evaluation also showed that compensation realizable by the CEO and the other NEOs was generally aligned with the performance of the Company. The performance metrics reflected in this analysis strike a balance between growth and return measures, offer an external investor perspective (i.e., total shareholder return "TSR"), and describe the Company's bottom-line business performance and capital efficiency.

Compensation Benchmarking

        In determining total compensation levels for the NEOs, the Committee reviews competitive market remuneration data. For comparisons of compensation opportunities with the market, the Committee used proxy data from a group of comparator companies and data from published surveys. Data on base pay, annual incentives and long-term incentives are viewed individually and in the aggregate when reviewing total compensation levels. Compensation packages for Messrs. Stroucken, Bramlage, and Baehren are compared to market data for the United States. Compensation packages for Messrs. Bouts and de Weert are compared to market data for Switzerland. Mr. de Weert is on an expatriate assignment in the United States from Switzerland.

Comparator Group Companies

        The group of comparator companies is selected primarily from companies in the packaging and manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors.

        No changes were made to the comparator group in 2013.

Company	Industry	2013 Revenue (millions)	Market Cap 12/31/13 (millions)
Ball Corp.	Metal & Glass Containers	$8,468	$7,472
Bemis Inc.	Paper Packaging	5,030	4,215
Crown Holdings Inc.	Metal & Glass Containers	8,656	6,153
Dana Holding Corporation	Auto Parts & Equipment	6,769	2,849
Eaton Corp.	Electrical Components & Equip.	22,046	36,119
Graphic Packaging Holding	Paper Packaging	4,478	3,347
Greif Inc.	Metal & Glass Containers	4,353	2,493
Ingersoll-Rand Co. Ltd.	Industrial Machinery	12,351	17,784
MeadWestvaco Corp.	Paper Products	5,389	6,567
Owens Corning	Building Products	5,295	4,793
Parker Hannifin Corp.	Industrial Machinery	13,016	19,198
Rock-Tenn	Paper Packaging	9,545	7,563
Sealed Air Corp.	Paper Packaging	7,691	6,679
Silgan Holdings Inc.	Metal & Glass Containers	3,708	3.045
Sonoco Products Co.	Paper Packaging	4,848	4,235
TRW Automotive Holdings Corp.	Auto Parts & Equipment	17,435	8,514
Median		7,230	6,360
Owens-Illinois, Inc.	Metal & Glass Containers	6,967	5,902

Survey Sources

        The Committee considers data published in executive compensation surveys from companies of similar size to the Company with a focus on the durable goods manufacturing sector. All survey data have been adjusted to reflect total company or applicable business unit revenues.

        In 2013, the following survey sources were used:

  •
  Towers Watson, Survey Report on Top Management Compensation, 2012/2013

  •
  Mercer, Mercer Benchmark Database, 2013

 Compensation Program Overview

Total Direct Compensation

        Total direct compensation is the combination of base pay, annual incentive and long-term incentives. The Company's compensation strategy is to position target total compensation levels at or near the 50th percentile of the market. An NEO's total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential, and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO's total direct compensation to ensure overall alignment with the Company's compensation philosophy and principles.

        It is the Company's philosophy that a significant portion of the target compensation opportunity provided to the NEOs be "at risk"—that is, linked to the Company performance and/or the price of the Company's stock. For 2013, the CEO had approximately 87% of his target total direct compensation "at risk" and the other NEOs had approximately 64% of their target total direct compensation "at risk."

        The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance-oriented rewards philosophy/strategy, setting appropriate performance objectives, and regularly testing the relationship between pay and performance.

Base Pay

        The base pay program is designed to ensure the Company's ability to attract and retain key executives. The Committee reviews NEO salaries and pay positioning at least once per year, and may adjust salaries according to current market conditions, Company performance, individual performance, previous experience, future potential, and the results of benchmarking against market data.

        Merit pay budgets are set annually based on external labor market trends, business performance, inflation and other pertinent factors. In 2013, the merit budget was 3.0% for the United States and 1.5% for Switzerland. For 2013, the Committee approved a base pay increase consistent with the merit budget increase for Mr. Baehren, but increased Messrs. Bramlage and Bouts by 10% and 7.6% in order to reflect the market median for their positions. The Committee did not increase Messrs. Stroucken or de Weert's base salaries, as they were already market competitive.

Annual Incentive

        The annual incentive is designed to promote the achievement of short-term financial results and motivate individual performance.

Measures

        The Committee reviews and approves the measures for the Senior Management Incentive Plan ("SMIP") each year. For 2013, the Committee decided to continue to use net sales, EBIT margin, and FCF (Segment Cash for the regions) as it did in 2011 and 2012, as the Committee believes these measures reflect the needs of the business as well as the drivers of share owner value. FCF was assigned the highest weight when determining the payout, as, according to a survey of the investment community, growth in FCF is the Company's key driver for generating share owner value. The Committee modified the FCF measure used in 2012 for 2013 to no longer add back the additional capital spending in China that the Company made to replace capacity lost due to Chinese government requirements to return land to the government in certain urban areas. In addition, beginning in 2013, the Committee determined that FCF performance would be adjusted to exclude payments made beyond the Company's annual statutory requirements for pensions that were not included in the Company's budget, so as to not penalize participants for such incremental discretionary payments that would otherwise reduce the generated FCF.

        The measures used in the 2013 SMIP are shown on the following table:

Measure	Weight	Definition
Net Sales	20%	Third party net sales as reported annually in the Company's Consolidated Results of Operations, adjusted for changes in foreign currency exchange rates
EBIT Margin	30%

Segment operating profit divided by segment sales—segment operating profit consists of consolidated earnings from continuing operations before interest income, interest expense and provision for income taxes and excludes charges for asbestos-related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, as well as certain retained corporate costs

FCF (Adjusted for Total O-I; Segment Cash for Regions)	50%

Cash provided by continuing operating activities less additions to property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company's annual statutory requirements for pensions that were not included in the Company's budget.

        The impact of acquisitions is excluded in calculating the results against each performance measure. The Committee believes the plan measures align with the Company's strategic objectives and share owner value creation based on discussions with its investors and supported by analyses of short- and long-term value creation. If the Company performs well on these measures, the Committee expects that share owners will have the opportunity to benefit from the value created.

Funding

        The Company must exceed performance thresholds against established targets for net sales, EBIT margin, and FCF in order to fund an annual incentive pool. Each measure stands alone and may result in incentive pool funding.

        Once the pool is funded, 80% of each participant's award is determined based on financial results, while the Committee can adjust the remaining 20% based on the achievement of personal objectives.

        The awards for Messrs. Stroucken, Bramlage, and Baehren were determined by the financial results of the Company as a whole. In order to provide an incentive for regional performance in addition to the performance of the Company as a whole, the awards for Messrs. de Weert and Bouts were based 50% on the financial results of the region and 50% on the financial results of the Company as a whole.

Performance Targets and Results

        The Committee reviews and approves the financial targets set for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors.

        For 2013, the performance targets, actual results, and payouts for the Company as a whole, the North America business unit, and the Europe business unit were as follows (dollars in millions):

  Total O-I

	Weight	Threshold	Target	Maximum	Actual	Payout (as % of Target Award)
FCF $(Adjusted)	50%	$290	$320	$350	$383	100.0%
EBIT Margin %	30%	12.0%	12.5%	13.1%	12.3%	20.3%
Net Sales $	20%	$6,836	$7,152	$7,300	$6,894	3.7%

Total Payout (as % of Target Award)						124.0%

  North America Business Unit

	Weight	Threshold	Target	Maximum	Actual	Payout (as % of Target Award)
Segment Cash $	50%	$314	$321	$333	$355	100.0%
EBIT Margin %	30%	14.5%	14.6%	15.2%	15.4%	60.0%
Net Sales $	20%	$1,949	$2,020	$2,042	$2,003	15.3%

Total Payout (as % of Target Award)						175.3%

  Europe Business Unit

	Weight	Threshold	Target	Maximum	Actual	Payout (as % of Target Award)
Segment Cash $	50%	$267	$276	$284	$347	100.0%
EBIT Margin %	30%	12.2%	12.5%	12.9%	11.3%	0%
Net Sales $	20%	$2,623	$2,752	$2,809	$2,628	0.7%

Total Payout (as % of Target Award)						100.7%

Individual Target Opportunities and Payouts

        Target awards for each NEO are expressed as a percentage of base pay based on the market competitiveness and considering the Company's overall median pay philosophy. Achievement of threshold financial performance would imply funding of 0% of the target opportunity, while maximum performance would yield a payout of 200% of the target. For 2013, the individual target opportunities and payouts based on the 2013 performance were as follows:

Name	Target	Actual Payout
	(% of base pay rate)	(% of base pay earned)
Albert P. L. Stroucken	150%	186.0%
Stephen P. Bramlage, Jr.	75%	93.0%
James W. Baehren	65%	80.6%
Erik C. M. Bouts(1)	65%	73.0%
Arnaud N. J. M. de Weert(2)	65%	97.3%

(1)
The actual payout for Mr. Bouts was based 50% on the performance targets and actual results for the Company as a whole (124.0% of the target award) and 50% on the performance targets and actual results of the Europe business unit (100.7% of the target award).

(2)
The actual payout for Mr. de Weert was based 50% on the performance targets and actual results for the Company as a whole (124.0% of the target award) and 50% on the performance targets and actual results of the North America business unit (175.3% of the target award).

Long-Term Incentives

        Long-term incentive compensation ("LTI") is delivered solely in the form of equity, which serves to further align NEOs' interests with share owner interests. This component of the executive compensation package rewards each NEO's current contributions to the Company and provides motivation to achieve the Company goals, drives share owner value over time and is an important retention tool.

Equity Mix

        NEOs receive a combination of performance share units, stock options and restricted stock units. Beginning in 2012, the Committee elected to increase the portion of the award delivered in the form of performance share units to 50% in order to further focus executives on achieving long-term financial goals.

The remainder of the targeted LTI value is balanced between stock options and restricted stock units and is intended to balance incentive opportunities with share owner alignment and retention considerations. The Committee believes that delivering the award value via three forms of equity provides a balanced incentive program that also limits compensation plan risk. The allocation among the three forms of equity incentives is as follows:

        Performance share units and stock options have a strong pay for performance orientation. They are a large enough portion of overall potential compensation to have a meaningful impact on the NEO's total realized compensation depending on Company performance and total share owner return. Restricted stock units are intended to foster long-term retention of the Company's NEOs, while still providing alignment of compensation with share owners. The use and overall weighting of performance share units focuses executives on fundamental long-term financial goals in addition to stock price performance. This combination of long-term incentive awards, along with the Company stock ownership guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

        Each year, the Committee determines an overall equity award, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

        The Committee's 2012 review of market practices indicated that targeted LTI awards were below market-levels, resulting in target total direct compensation at or below the market median. Based on that review, the Committee increased the 2012 LTI awards to begin bringing them closer to market levels, though still below the market median. The Committee continued this practice for 2013, and based on the market data, individual and Company performance (including relative share owner return and other relevant metrics), and executive retention concerns, the Committee approved the NEOs receiving equity grants with the following fair market values, which took the target LTI awards closer to market levels:

Name	Target Award Value
Albert P. L. Stroucken	$5,245,000
Stephen P. Bramlage, Jr.	800,000
James W. Baehren	600,000
Erik C. M. Bouts	500,000
Arnaud N. J. M. de Weert	500,000

        The amount ultimately earned under this plan for stock options and restricted stock units will be a result of the performance of the Company's stock. The amount earned for performance share units will be a result of the performance of the Company's stock as well as the Company's performance against pre-established three-year financial goals.

Performance Share Units

        Performance share units are meant to reward financial performance of the Company over a three-year cycle. Grants made in 2011 had a performance cycle of January 1, 2011—December 31, 2013; 2012 grants have a performance cycle of January 1, 2012—December 31, 2014; 2013 grants have a performance cycle of January 1, 2013—December 31, 2015.

        Aside from certain exceptions, performance share units do not vest until the end of the related performance period, subject to achievement of the pre-established goals. The performance criteria for each three-year performance cycle are approved by the Committee at the grant date. The performance share units granted in 2011, 2012 and 2013 measure the Company's performance over three-year periods based on the measures shown in the following table.

Measure	Definition
Return on Invested Capital ("ROIC")	EBIT, times one minus the Company's tax rate, divided by the sum of total debt and total share owners' equity. For the performance share units granted in 2013, the Committee elected to "lock down" Accumulated Other Comprehensive Income ("AOCI") for the three-year performance period (AOCI includes effects of currency and pension asset/liability changes).
Adjusted Net Earnings per Share ("EPS")

Diluted earnings per share from continuing operations before items that are not representative of ongoing operations. For the performance share units granted in 2012 and 2013, the Committee elected to exclude the effect of non-service pension costs from the EPS calculation.

        The basic rationale for the Committee's decision to "lock down" AOCI for the ROIC calculation was to choose an LTI design that provides reward opportunities based on factors participants can control and to eliminate significant effects of factors outside their control.

        The ROIC and EPS measures are equally weighted. The threshold, target and maximum values for the performance criteria are determined considering the Company's true cost of capital and market expectations for earnings growth. No award is earned if performance against both targets is below the threshold level relative to the targets established by the Committee for the three-year period. If performance against either or both of the targets meets or exceeds the threshold level, NEOs can earn from 0% to 200% of the award granted. The Committee reviews audited financial results prior to determining the amount of any award earned under this plan, and there is no discretion applied to individual payout amounts.

        To determine the number of performance share units to grant, 50% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and Common Stock price of $30.00, the number of performance share units granted would be calculated as follows:

$100,000 X 50% = $50,000 / $30.00 = 1,667 performance share units

        If the performance goals are met at the end of the performance period, performance share units are paid out in an equivalent number of shares of Common Stock.

        For the 2011-2013 performance cycle, performance was below the minimum payout threshold for EPS but between threshold and target for ROIC. Total LTI payout was therefore 27.6%.

	Weight	Threshold	Target	Maximum	Actual	Payout (as % of Target Award)
ROIC	50%	10.02%	12.02%	13.02%	11.12%	27.6%
EPS	50%	$3.01	$3.19	$3.56	$2.72	0.0%
Total Payout (as % of Target Award)						27.6%

        Since the Company's PSU's are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and that incorporate growth over prior years; threshold performance is set at prior period's actual performance level, so no awards are paid unless performance improves. Over the past five years, PSU payouts have ranged from 0% to 75% of target, based on the performance levels achieved.

 The five year payout history for PSUs is as follows:

Stock Options

        To determine the number of stock options awarded, 25% of the total LTI award value is divided by the Black-Scholes value of the option on the date of the grant. For example, assuming an overall LTI award of $100,000, Common Stock price of $30.00, and Black-Scholes value of the option of $14.00, the number of options granted would be calculated as follows:

$100,000 X 25% = $25,000 / $14.00 = 1,786 options

        Stock options granted under the LTI program vest 25% on each of the four anniversaries following the grant date. The options expire after a term of seven years.

Restricted Stock Units

        To determine the number of restricted stock units awarded, 25% of the total LTI award value is divided by the Common Stock price on the date of grant. For example, assuming an overall total LTI award of $100,000 and Common Stock price of $30.00, the number of restricted stock units granted would be calculated as follows:

$100,000 X 25% = $25,000 / $30.00 = 833 restricted stock units

        Restricted stock units vest 25% on each of the four anniversaries following the grant date.

2014 Special Equity Awards to Recognize 2013 Performance

        After considering the Company's superior performance and key contributions of the NEOs in 2013, the Committee decided to provide the NEOs with a grant of restricted stock units, on March 7, 2014, in addition to the regular annual equity awards. In particular, the Committee considered the generation of a record level of FCF ($339 million, up 17% from prior year) and significant achievement of challenging cost-cutting goals that drove share owner value creation. The number of restricted stock units granted was determined based on a value of approximately one-third of each NEO's short term incentive target. This value was selected because it provided a meaningful award to the executives without undermining the cash flow growth and cost cutting achieved. The restricted stock units vest in 50% increments over two years to provide additional retention.

Name	RSUs Granted (#)
Albert P. L. Stroucken	16,400
Stephen P. Bramlage, Jr.	3,600
James W. Baehren	2,850
Erik C. M. Bouts	4,250
Arnaud N. J. M. de Weert	4,300

Equity Grant Practices

        The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each December, the Committee is asked to determine the overall amount (dollar value) of equity available for awards during the upcoming year's grant cycle. In making a proposal to the Committee, the Company reviews prior year grants, current competitive market data, run rate and total potential dilution data, and each executive officer's overall compensation package in relation to the market. Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with the executive compensation consultant to determine the grant value for the CEO using the same general criteria. The option strike price is determined on the date the awards are approved by the Committee and is set at the closing price of the Common Stock on the date of approval (or the last business day prior to the grant date if the grant date falls on a non-business day).

        The Committee has adopted March 7 of each year as the approval date and the date of grant for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all NEOs.

Stock Ownership and Share Retention Guidelines

        The Company has stock ownership guidelines for all of the NEOs. The guidelines are as follows:

  •
  Chairman & Chief Executive Officer—5 times base salary

  •
  Senior Business / Function Leaders—2.5 times base salary

  •
  Other Key Leaders (as designated by CEO)—1.5 times base salary

        The guidelines state that the targeted level of ownership must be achieved within five (5) years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, performance share awards (at target), and 401(k) holdings all count as shares owned. In addition, the Committee has share retention guidelines. These guidelines state that until the stock ownership guidelines are met, NEOs are required to retain 75% of the "net profit shares" acquired from option exercises, or vested restricted stock units or performance share units. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

        The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays of promotions and / or future compensation increases.

        Ownership achievement against guidelines is measured at June 30 each calendar year, based on a 200-day moving average of the stock price. For 2013, all of the NEOs exceeded or were on track to meet their current ownership guidelines, noting that Messrs. De Weert and Bouts are relatively new to the organization, as shown below:

	Expected Ownership Level (as a multiple of salary)	Actual Ownership Level June 30, 2013 (as a multiple of salary)
Albert P. L. Stroucken	5.0 × salary	21.7 × salary
Stephen P. Bramlage, Jr.	2.5 × salary	3.0× salary
James W. Baehren	2.5 × salary	6.6 × salary
Erik C. M. Bouts	2.5 × salary	0.6 × salary
Arnaud N. J. M. de Weert	2.5 × salary	1.2 × salary

Anti-Hedging and Pledging Policies

        For 2013, the Company amended the Addendum to Insider Trading Policy to further tighten controls by prohibiting the Company's directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt or from pledging the Company's securities without first obtaining approval from the Company's General Counsel.

Compensation Recovery (Clawback) Policy

        In January 2014, the Company adopted a Compensation Recovery Policy to allow the Company to recoup cash and equity incentive compensation that was granted, received, vested or accrued during the prior three year period and based on inaccurate financial performance resulting in a restatement of results, regardless of fault. This policy applies to any current or former officer of the Company or any of its subsidiaries who reports or reported to the CEO.

Risk Assessment

        In 2013, the Committee engaged Mercer (US) Inc. ("Mercer") to conduct a risk assessment of the Company's executive compensation practices and the relationship between its executive compensation program design and organizational risk. This risk assessment concluded that the Company employed no executive compensation practices in relation to organizational risk that would cause significant share owner concern. In light of this study, the Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives and reviewed and discussed this assessment with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company.

        In reaching this conclusion, the Company took into account that several items mitigate the Company's level of risk exposure, such as:

  •
  The Company's business model and related incentive plans are generally consistent across all of its regions; none contributes more than half of the Company's revenues or operating profits;

  •
  The Company has a balanced mix of LTI vehicles and its pay mix is generally consistent with peer practices;

  •
  A direct cap on payouts (i.e. 200% of target for SMIP and 200% of target for performance share units) and the Committee's ability to adjust performance goals and bonus payouts help limit risk;

  •
  Short-term and long-term incentive plans incorporate multiple performance measures that balance growth, profitability, cash generation, and capital efficiency;

  •
  Target setting considers internal budgeting and external market factors;

  •
  Multiple LTI equity vehicles, stock ownership guidelines, and share retention requirements align the interests of NEOs and share owners;

  •
  A compensation recovery (clawback) policy to allows the Company to recoup cash and equity incentive compensation that was earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault;

  •
  An anti-hedging policy as well as a pre-clearance policy regarding equity transactions (including pledging) help prevent material adverse risk; and

  •
  The Committee regularly reviews executive stock ownership, plane usage, and other governance topics.

Tax Deductibility under 162(m)

        Under U.S. Federal income tax law, the Company cannot take a tax deduction for certain compensation paid in excess of $1,000,000 to certain NEOs based in the U.S. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by share owners and meet other requirements. The Company intends to qualify its incentive compensation programs for full corporate deductibility, to the extent feasible and consistent with its overall compensation goals. The Company believes its annual incentives, as well as stock options and performance share unit awards under its equity plan, will qualify for full deductibility as performance-based compensation. However, the Company may make payments that are not fully deductible if, in its judgment, such payments are necessary to achieve the Company's compensation objectives and to protect share owner interests.

Employment Agreements

        The Company entered into an employment agreement with the CEO with an effective date of December 4, 2006, the terms of which were disclosed on Form 8-K/A dated November 28, 2006. This agreement was amended and restated with an effective date of January 1, 2012, the terms of which were disclosed on Form 8-K dated October 26, 2011. The Company has entered into severance agreements with certain officers, including the other NEOs listed in the Summary Compensation Table. These agreements entitle the participants to receive their base salaries and to participate in designated benefit plans of the Company in the event of a not-for-cause termination of the participant. The agreements provide for termination of employment at any time, with or without cause, and further provide that the benefit plans designated therein and each employee's rights to receive salary and bonuses pursuant thereto are subject to modification by the Company in its sole discretion.

Health and Welfare and Retirement Benefits

        The Company maintains a comprehensive health and welfare benefits plan for all its U.S.-based employees. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.-based salaried employees of the Company.

        The Company also maintains life insurance benefits for its NEOs who were officers prior to 2006. Six months and one day after retirement, the paid-up policy is distributed to the NEO. The retiring NEO also receives a tax reimbursement for the value of the policy. In 2006, the Company closed this plan to new entrants. NEOs hired in the U.S. after December 31, 2005 are covered by a term life policy. The term life policy may be converted, at the participant's expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance company.

        The Owens-Illinois Salary Retirement Plan (a defined benefit pension plan), was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post-December 31, 2004, however, are eligible to be paid only on an annuity basis. As a qualified plan, benefits are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan ("SRBP"). This plan allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. As a non-qualified plan, all payments are made in a lump sum out of the general assets of the Company. Mr. Stroucken accrues a benefit under this plan pursuant to the terms of his employment agreement.

        The Stock Purchase and Savings Program ("SPASP") is a defined contribution plan, provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match is made in Common Stock. The match is immediately vested, and participants can move the match out of Common Stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. For participants hired after December 31, 2004 who are not eligible to participate in the Owens-Illinois Salary Retirement Plan, the Company also makes a base contribution to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

        For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to the IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan ("EDSP"). This plan allows for deferrals on a pre-tax basis. The investment funds available are the same as those in the SPASP, with the exception of grandfathered deferrals into the cash account (for Mr. Baehren).

Other Benefits

        The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the comparator group companies. These perquisites include an automobile allowance (for Messrs. Stroucken and Baehren only), leased vehicle (for Mr. Bouts only), executive physicals, financial planning and tax preparation, and restricted personal use of the Company aircraft. Under Board policy, for security reasons, the Company's chief executive officer generally uses the Company aircraft for both business and personal travel. Per the terms of his employment agreement, Mr. Stroucken's personal use of the Company aircraft is limited to 50 hours per year, and he has agreed to reimburse the Company for any personal use of the Company's aircraft in excess of the 50 hours per year limit. Personal use of the Company aircraft by any other NEO requires the approval of the CEO.

        The following tables show the benefits and perquisites provided to each NEO:

Company Benefits & Perquisites—US Executives	Value Provided by the Company	Stroucken	Bramlage	Baehren

Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X
Retiree Medical				X
Supplemental Whole Life (hired prior to 2006)	3x Base Salary			X
Supplemental Term Life (hired after 2006)	3x Base Salary	X	X
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service			X
Stock Purchase & Savings Program (DC2)	2% Base Salary[6]	X	X
Stock Purchase & Savings Program (DC2)	50% up to first 8% Base Salary[8]	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X		X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	2% Base Salary[6]		X
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 8% Base Salary[8]		X	X
Perquisites
Car Allowance	$2,000 per month	X		X
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X
Physical Examination	Up to $3,500 per year (single provider in Toledo)	X	X	X
Personal Aircraft Usage	Up to 50 hours per year	X

1.
DB = Defined Benefit (e.g., pension plan)

2.
DC = Defined Contribution (e.g., 401(k) plan)

3.
Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continue to accrue benefits

4.
Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)

5.
Pay = average annual earnings above the Social Security wage rate at retirement

6.
For participants hired after December 31, 2004, the Company contributes 2% of the participant's base salary (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 2% of the participant's base salary in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

7.
For deferrals prior to January 1, 2009, interest compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody's A-rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company's qualified 401(k) plan based on individual investment elections.

8.
The Company matches 50% of the participant's contribution to the Stock Purchase & Savings Program up to the first 8% of the participant's base salary (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant's contribution up to the first 8% of base salary in excess of the IRS maximum recognizable compensation level to the non-qualified Executive Deferred Savings Plan.

Company Benefits & Perquisites—Switzerland Executives	Value Provided by the Company	Bouts	de Weert

Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X
Retiree Medical
Supplemental Term Life (hired after 2006)	3x Base Salary	X	X
Retirement—Qualified
Swiss Pension[1] (DB)		X	X
Perquisites
Leased Vehicle		X
Financial Planning & Tax Preparation	Up to $7,500 per year	X	X
Physical Examination	Up to $3,500 per year	X	X
Expatriate Benefits			X

1.
Cash balance occupational benefits plan as required per Swiss BVG pension laws.

        Due to existing contractual arrangements, gross-ups on payments made for executive life insurance and secular trust benefits have been continued only for those participants already covered by such benefits. Mr. Baehren is eligible for gross-ups on the annual economic value of an executive life insurance benefit and for gross-ups on payments made into his secular trust arrangement. These benefits are not available to new entrants. The Committee had previously reviewed the existing arrangements and determined that it was not in the share owners' best interest to incur the costs to eliminate these contractually based benefits for those who were eligible.

        The Company previously eliminated all tax gross-ups on personal use of Company aircraft, financial planning and tax preparation.

Roles and Responsibilities

        There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board's responsibilities relating to compensation of the Company's executive officers. See description of the Committee above under the heading "Board Committees."

Executive Compensation Consultant

        To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. For 2013 the Committee engaged Mercer as its executive compensation consultant. Mercer provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company's executive compensation programs including various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company's executive compensation programs.

        During 2013 specifically, Mercer supported the Committee by: (i) providing competitive market data on compensation for executives; (ii) conducting the study on historical pay and performance versus the Company's comparator group; (iii) providing advice with respect to executive compensation matters, including annual and long-term incentive programs, share utilization and pay mix; (iv) risk assessment of the Company's compensation practices, as discussed previously; and (v) advising the Committee about regulatory and legislative updates. The fees paid to Mercer for providing such consulting services to the Committee in 2013 were $286,556.

        In its capacity as the executive compensation consultant to the Committee, Mercer reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee's direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations, and prior to presentation for final approval.

        With the full knowledge of the Committee, the Company has engaged Mercer to provide other consulting services to the Company from time to time. Accordingly, the Committee and Mercer have agreed upon certain specific protocols, including reporting relationships, sharing of information and recommendations with management, and the role and responsibilities of the lead executive compensation consultant, to avoid the potential for conflicts of interest. Management does not use Mercer for executive compensation advice. The Committee annually receives information relating to all services that Mercer provides to the Company and fees that Mercer receives for such services. The aggregate fees for Mercer's consulting services to the Company (other than those for executive compensation consulting services to the Compensation Committee) for 2013 were $489,319. The aggregate fees for services provided by MMCo (Mercer's parent company) affiliate, Marsh, for 2013 were $471,952.

        The Committee also reviewed the nature of and extent of the relationship between the Committee, the Company and Mercer and the individuals at Mercer providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

  •
  provision of other services by Mercer;

  •
  amount of fees paid by the Company to Mercer, and those fees as a percentage of total MMCo's revenue;

  •
  Mercer's Global Business Standards, which represent the policies and procedures that Mercer has in place to prevent conflicts of interest;

  •
  any business or personal relationships of the consultant with any members of the Committee;

  •
  any Company stock held by any of the individuals at Mercer responsible for providing compensation advice to the Committee; and

  •
  any business or personal relationships between Company executives and Mercer.

        Based on that review, the Committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Mercer's provision to the Committee of candid, direct and objective advice that is independent of management, and that the advice received by the Committee is not influenced by any other economic relationship that Mercer, or any of the individuals at Mercer responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

  •
  is engaged by and reports directly to the Committee and its Chair;

  •
  can be terminated only by the Committee or its Chair;

  •
  meets as needed with the Committee in executive sessions that are not attended by any of the Company's officers;

  •
  has direct access to all members of the Committee during and between meetings;

  •
  does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and

  •
  cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Chief Executive Officer

        The Company's CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long-term incentives, and promotions.

        The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his compensation.

Senior Vice President, Chief Administrative Officer

        The senior vice president and chief administrative officer ("SVP CAO") is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee's planning calendar and decision-making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the Committee's executive compensation consultant; and preparing appropriate materials for review by the Committee. The SVP CAO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

        In this role, the SVP CAO normally consults with the chief executive officer, chief financial officer, general counsel and the corporate secretary. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

Other Executive Officers

        The Company's chief financial officer prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee's request, the chief financial officer provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays an active role in development of the goals presented for approval in incentive compensation plan design.

        The general counsel participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation.

        The corporate secretary also participates in Committee meetings, taking appropriate minutes to preserve a record of discussion and actions.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Hugh H. Roberts, Chair
Peter S. Hellman
Gary F. Colter
Hari N. Nair
Dennis K. Williams

 2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Comp Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Albert P. L. Stroucken	2013	$1,049,000	$0	$3,933,755	$1,311,252	$1,951,140	$539,631	$150,418	$8,935,196
Chairman, Chief Executive Officer,	2012	1,049,000	407,537	3,375,001	1,125,000	1,165,964	857,158	196,239	8,175,899
and President	2011	1,043,000	0	2,551,799	1,701,196	0	869,772	139,962	6,305,729
Stephen P. Bramlage, Jr.	2013	$462,250	$0	$600,001	$199,999	$429,893	$0	$59,213	$1,751,356
Senior Vice President and	2012	404,438	67,819	450,011	150,005	290,789	0	213,448	1,576,510
Chief Financial Officer
James W. Baehren	2013	$422,019	$0	$449,994	$149,996	$340,147	$220,742	$60,872	$1,643,770
Senior Vice President, Strategic	2012	410,542	69,115	450,011	150,005	197,737	374,696	58,871	1,710,977
Planning and General Counsel	2011	400,676	0	272,985	182,006	0	372,066	76,674	1,304,407
Erik C. M. Bouts(6)	2013	$600,909	$0	$375,017	$125,001	$456,525	$264,165	$517,657	$2,339,275
President
O-I Europe
Arnaud N. J. M. de Weert(6)	2013	$611,737	$0	$375,017	$125,001	$619,047	$128,261	$397,760	$2,256,823
President
O-I North America

(1)
Amounts in this column reflect the grant date fair market value of restricted stock units, restricted shares and performance share unit awards granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 15 to the Consolidated Financial Statements for 2013 contained in the Form 10-K filed with the SEC on February 13, 2014. In the event the performance share units pay out at maximum value, the total potential values for grants of restricted stock units and performance share units are:

For Mr. Stroucken for 2013, $6,556,266; 2012, $5,625,010, 2011, $4,252,988.

For Mr. Bramlage for 2013, $999,993; 2012, $750,018.

For Mr. Baehren for 2013, $749,982; 2012, $750,018, 2011, $454,985.

For Mr. Bouts for 2013, $625,029.

For Mr. de Weert for 2013, $625,029.

(2)
Amounts in this column reflect the grant date fair market value of options granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, see Note 15 to the Consolidated Financial Statements for 2013 contained in the Form 10-K filed with the SEC on February 13, 2014.

(3)
Except as otherwise provided, the amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Senior Management Incentive Plan for the year indicated.

(4)
Amounts in this column reflect the increase in the present value of the accumulated benefits under the following: Mr. Stroucken—the Supplemental Retirement Benefit Plan, Mr. Baehren—the Salary Pension Plan and the Supplemental Retirement Benefit Plan, Messrs. Bouts and de Weert—the Swiss Pension Plan.

The Company's named executive officers did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

The Company closed participation to the Salary Pension Plan and the Supplemental Retirement Benefit Plan effective December 31, 2004. As a result, Mr. Bramlage does not participate in these plans.

(5)
All Other Compensation for 2013 is summarized below:

	Executive Life Insurance Premium(a)	Personal Use of Company Aircraft(b)	Company Contributions to Qualified Stock Purchase & Savings Program(c)	Company Contributions to Non-Qualified Executive Deferred Savings Program(d)	International Assigment / Relocation(e)	Other Miscellaneous Income(f)	Tax Payments(g)
Albert P. L. Stroucken	$16,864	$87,072	$5,100	$0	$0	$41,382	$0
Stephen P. Bramlage, Jr.	7,160	0	8,815	18,985	8,875	14,600	778
James W. Baehren	10,055	0	10,200	5,667	0	26,611	8,339
Erik C. M. Bouts	9,112	0	0	0	350,215	0	158,330
Arnaud N. J. M. de Weert	9,112	0	0	0	59,721	1,878	327,049

(a)
Actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the named executive officer plus $60,000 for accidental death and dismemberment coverage.

(b)
The amounts shown in this column reflect the personal use of Company aircraft by the named executive officers. Under Board policy, for security reasons, the Company's CEO generally uses the Company aircraft for both business and personal travel. Personal travel by any other officers requires the approval of the CEO. The amounts shown for 2013 reflect the variable costs of personal flights taken by the respective officers. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip-related maintenance, crew travel expenses, trip-related fees and storage costs, on-board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(c)
The amount shown in this column for Mr. Stroucken represents 2% Company base salary contribution to the qualified Stock Purchase & Savings Program of $5,100.

The amount shown in this column for Mr. Bramlage represents the Company match of $5,877 plus the 2% Company base salary contribution of $2,938 to the qualified Stock Purchase & Savings Program.

The amount shown in this column for Mr. Baehren represents the Company match of $10,200 to the qualified Stock Purchase & Savings Program.

(d)
The amount shown in this column for Mr. Bramlage represents the Company match of $12,657 plus the 2% Company base salary contribution of $6,328 to the non-qualified Executive Deferred Savings Plan.

The amount shown in this column for Mr. Baehren represents the $5,667 to the non-qualified Executive Deferred Savings Plan.

(e)
The amount shown in this column for Mr. Bramlage represents tax preparation and consulting services related to his prior international assignments in Australia and New Zealand of $8,875.

The amount shown in this column for Mr. Bouts represents the benefits pursuant to his permanent transfer from the U.S. to Switzerland in the amounts of $88,350 for temporary housing; $84,500 provided to Mr. Bouts to reimburse him for a portion of the loss he experienced on the sale of his U.S. home, $8,078 for the value of his leased vehicle, $11,264 for tax preparation and consulting services related to his permanent transfer from the U.S. to Switzerland, $22,903 for cross cultural training, destination services, and language training, $64,855 for household goods shipment, $4,500 for miscellaneous expenses, $4,611 for loss on sale of automobile, $16,921 for furniture rental, $2,900 for dependent schooling, $5,347 for temporary lodging, auto, and meals, $6,803 for en route transportation and meals, $29,183 for costs associated with the sale of the departure home. Mr. Bouts also participated in the home sale buy-out program provided under the Company's relocation program. As the home was purchased at the appraised value, no value has been included as All Other Compensation, although the Company incurred a $100,000 loss on the sale of Mr. Bout's U.S. home.

The amount shown in this column for Mr. de Weert represents the benefits pursuant to the terms of an expatriate assignment in the amounts of $4,788 home retention allowance, $36,180 for housing and utilities, $12,000 automobile allowance, $6,753 represents tax preparation and consulting services related to his international assignment from Switzerland to the U.S.

(f)
The amount shown in this column for Mr. Stroucken represents $15,000 for professional advice related to tax, estate planning and financial planning; an automobile allowance of $24,000; and $2,382 for the cost of an executive physical.

The amount shown in this column for Mr. Bramlage represents $11,960 for professional advice related to tax, estate planning and financial planning; and $2,640 for the cost of an executive physical.

The amount shown in this column for Mr. Baehren represents $2,611 for professional advice related to tax, estate planning and financial planning; and an automobile allowance of $24,000.

The amount shown in this column for Mr. de Weert represents $1,878 for the cost of commercial airline travel and other travel expenses paid for by the Company for Mr. de Weert's spouse who accompanied him on certain business trips where the spouse's participation was requested by the Company.

(g)
With respect to Messrs. Bramlage and Baehren, the amounts shown in this column include tax gross-ups for life insurance benefits and gross-up on matches made to a non-qualified defined contribution plan during 2013.

For Mr. Bramlage, $778 is attributable to the non-qualified defined contribution match.

For Mr. Baehren, $8,112 is attributable to premiums paid during 2013 by the Company in connection with life insurance policies issued pursuant to the Owens-Illinois Executive Life Insurance Plan and participation agreements entered into between the Company and Mr. Baehren; and $227 attributable to the non-qualified defined contribution match.

For Mr. Bouts, this amount represents tax gross up on relocation benefits.

For Mr. de Weert, this amount represents related to tax equalization under the Company's International Assignment Policy (value adjusted by $189,440 collected from Mr. de Weert for hypothetical tax).

(6)
For Messrs. Bouts and de Weert, amounts paid in Swiss Francs were translated to U.S. Dollars at the average of the exchange rates as published by Bloomberg on the last business day of each month during 2013.

GRANTS OF PLAN-BASED AWARDS IN 2013

								All Other Stock Awards: Number Of Shares or Units (#)(3)	All Other Option Awards: Number Of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($ Per Share)(5)	Grant Date Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Albert P. L. Stroucken	3/7/2013	$0	$1,573,500	$3,147,000	0	100,595	201,190	50,297	105,917	$26.07	$5,245,007
Stephen P. Bramlage, Jr.	3/7/2013	0	346,688	693,376	0	15,343	30,686	7,672	16,155	26.07	800,000
James W. Baehren	3/7/2013	0	274,312	548,624	0	11,507	23,014	5,754	12,116	26.07	599,990
Erik C. M. Bouts	3/7/2013	0	406,342	812,684	0	9,590	19,180	4,795	10,097	26.07	500,018
Arnaud N. J. M. de Weert	3/7/2013	0	413,663	827,326	0	9,590	19,180	4,795	10,097	26.07	500,018

(1)
These columns show the amounts representing the annual incentive opportunity available under the Senior Management Incentive Plan. See "Compensation Discussion and Analysis—Annual Incentive" for further discussion. Amounts indicated are based on a percentage of the base salary earned in 2013. Actual payouts vary based on final performance results and range from 0% to 200% of target.

(2)
These columns show the performance share units granted in 2013 to each of the named executive officers under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 0% to 200% of target. Earned performance share units will be paid in shares of Common Stock in March 2016.

(3)
This column shows the number of shares of time-based restricted stock units granted in 2013 to each of the named executive officers under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. The restrictions on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.

(4)
This column shows the number of stock options granted in 2013 to each of the named executive officers under the Company's Equity Participation Plan. See "Compensation Discussion and Analysis—Long-Term Incentives" for further discussion regarding the awards. The options vest and become exercisable in equal annual installments on each of the first four anniversaries of the grant date.

(5)
This column shows the exercise price for the stock options granted in 2013 to each of the named executive officers, which was the closing price of the Company's Common Stock on the date the Compensation Committee granted the options.

(6)
The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 15 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed with the SEC on February 13, 2014. There can be no assurances that the amounts shown in the table will be realized by the named executive officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2013

		Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market value of Shares or Unit That Have Not Vested ($)(17)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(22)
Albert P. L. Stroucken	2013	0	(1)	105,917	$26.07	3/7/2020	50,297	(8)	$1,799,627	100,595	(18)	$3,599,289
	2012	26,236	(3)	78,708	22.69	3/7/2019	37,185	(10)	1,330,479	99,163	(20)	3,548,052
	2011	61,726	(4)	61,728	29.89	3/7/2018	14,230	(11)	509,149	56,915	(21)	2,036,419
	2010	83,677	(5)	27,893	31.03	3/7/2017	6,526	(12)	233,500
	2009	384,615	(6)	0	10.13	3/7/2016
	2008	97,561	(7)	0	53.00	3/7/2015
Stephen P. Bramlage, Jr.	2013	0	(1)	16,155	26.07	3/7/2020	7,672	(8)	274,504	15,343	(18)	548,973
	2012	3,499	(3)	10,494	22.69	3/7/2019	4,958	(10)	177,397	13,222	(20)	473,083
	2011	2,975	(4)	2,976	29.89	3/7/2018	686	(11)	24,545	2,743	(21)	98,145
	2010	4,235	(5)	1,412	31.03	3/7/2017	331	(12)	11,843
	2009	9,616	(6)	0	10.13	3/7/2016
	2008	4,146	(7)	0	53.00	3/7/2015
James W. Baehren	2013	0	(1)	12,116	26.07	3/7/2020	5,754	(8)	205,878	11,507	(18)	411,720
	2012	3,499	(3)	10,494	22.69	3/7/2019	4,958	(10)	177,397	13,222	(20)	473,083
	2011	6,604	(4)	6,604	29.89	3/7/2018	1,522	(11)	54,457	6,089	(21)	217,864
	2010	9,400	(5)	3,134	31.03	3/7/2017	734	(12)	26,263
	2009	0	(6)	0	10.13	3/7/2016	0		0
	2008	10,976	(7)	0	53.00	3/7/2015	0		0
	2004						15,000	(13)	536,700
	2003						12,000	(14)	429,360
	2002						10,000	(15)	357,800
	1999						3,000	(16)	107,340
Erik C. M. Bouts	2013	0	(1)	10,097	26.07	3/7/2020	4,795	(8)	171,565	9,590	(18)	343,130
Arnaud N. J. M. de Weert	2013	0	(1)	10,097	26.07	3/7/2020	4,795	(8)	171,565	9,590	(18)	343,130
	2012	2,966	(2)	8,896	17.95	8/1/2019	4,178	(9)	149,489	11,142	(19)	398,661

OPTION AWARD VESTING SCHEDULE

			Exercisable Dates
	Option Grant Date	Option Price	25%	25%	25%	25%
(1)	March 7, 2013	$26.07	3/7/14	3/7/15	3/7/16	3/7/17
(2)	August 1, 2012	17.95	8/1/13	8/1/14	8/1/15	8/1/16
(3)	March 7, 2012	22.69	3/7/13	3/7/14	3/7/15	3/7/16
(4)	March 7, 2011	29.89	3/7/12	3/7/13	3/7/14	3/7/15
(5)	March 7, 2010	31.03	3/7/11	3/7/12	3/7/13	3/7/14
(6)	March 7, 2009	10.13	3/7/10	3/7/11	3/7/12	3/7/13
(7)	March 7, 2008	53.00	3/7/09	3/7/10	3/7/11	3/7/12

 RESTRICTED STOCK VESTING SCHEDULE

	Grant Date	Vesting Terms
(8)	March 7, 2013	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(9)	August 1, 2012	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(10)	March 7, 2012	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(11)	March 7, 2011	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(12)	March 7, 2010	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(13)	March 10, 2004
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(14)	February 17, 2003
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(15)	February 2, 2002
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(16)	May 17, 1999
The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee's retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.
(17)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2013 ($35.78), the last business day of the year.

 PERFORMANCE SHARE UNIT VESTING SCHEDULE

	Grant Date	Vesting Terms
(18)	March 7, 2013	Performance share units for the grant period of 2013-2015. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(19)	August 1, 2012	Performance share units for the grant period of 2012-2014. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(20)	March 7, 2012	Performance share units for the grant period of 2012-2014. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(21)	March 7, 2011	Performance share units for the grant period of 2011-2013. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(22)	Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2013 ($35.78), the last business day of the year.

OPTION EXERCISES AND STOCK VESTED IN 2013

	Option Awards			Stock Awards
Name	Number Of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)
Albert P. L. Stroucken	657,847	(1)	$6,539,235	77,279	$1,981,434
Stephen P. Bramlage, Jr.	4,613		35,444	4,909	125,867
James W. Baehren	97,454		1,372,308	8,908	228,401
Erik C. M. Bouts	0		0	0	0
Arnaud N. J. M. de Weert	0		0	1,393	41,448

(1)
These shares represent options exercised by The Stroucken Family Dynasty Trust. Mr. Stroucken transferred these options to this irrevocable trust in 2012.

 PENSION BENEFITS

	Plan Name	Number of Years of Credited service (#)		Present value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Albert P. L. Stroucken	Salary Pension Plan	0		$0	$0
	Supplemental Retirement Benefit Plan	8.5	(1)	4,985,924	0
Stephen P. Bramlage, Jr.	Salary Pension Plan		(2)	0	0
	Supplemental Retirement Benefit Plan		(2)	0	0
James W. Baehren	Salary Pension Plan	21.67		1,515,487	0
	Supplemental Retirement Benefit Plan	21.67		1,227,272	0
Erik C. M. Bouts	Swiss Pension Plan	1.0	(2)	264,165	0
Arnaud N. J. M. de Weert	Swiss Pension Plan	1.42	(2)	173,907	0

(1)
Mr. Stroucken's service includes 1.5 years of additional service in the Supplemental Retirement Benefit Plan (SRBP) benefit, per his employment agreement. The incremental value due to the additional service granted to Mr. Stroucken equals $879,869 as of December 31, 2013.

(2)
Messrs. Bramlage, Bouts and de Weert are not participants in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan. Messrs. Bouts and de Weert are participants in the Swiss Pension Plan.

Assumptions For Salary Pension Plan and Supplemental Retirement Benefit Plan:
Mortality:

No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2000 projected to 2021. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

Lump sum rate (Salary Retirement Plan):	4.82%
Lump sum rate (Supplemental Retirement Benefit Plan):	4.78%
Annuity Rate (Salary Retirement Plan):	4.82%
Annuity Rate (Supplemental Retirement Benefit Plan):	N/A

  Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive's age or age 65.

  Actual 2013 pensionable earnings used (Pensionable Earnings = Base salary earned in 2013 + actual SMIP earned for 2013 + discretionary 2012 bonus paid in 2013).

  Salaried benefits accrued prior to December 31, 2004 and all SRBP benefits are assumed to be taken as a lump sum. Benefits accrued after December 31, 2004 are assumed to be taken as an annuity.

Assumptions For Swiss Pension Plan:
Mortality:	No pre-retirement mortality is assumed. After retirement, mortality is BVG 2010 Generational (using 2014 rates).
Discount rate:	2.00%

  Actual 2013 pensionable earnings used (Pensionable Earnings = Base salary earned in 2013).

NON-QUALIFIED DEFERRED COMPENSATION(1)

	2013 Values
	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(5)
Albert P. L. Stroucken	$0	$0	$0	$0	$0
Stephen P. Bramlage, Jr.	37,970	18,985	18,434	0	213,605
James W. Baehren	10,761	5,667	8,845	0	229,108

(1)
Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a "cash deferral account" or a "stock deferral account" at the individual's election. Interest is credited in the "cash" account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody's A-rated companies. The "stock" account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company's stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company's qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination. Messrs. Bouts and de Weert do not participate in the Executive Deferred Savings Plan.

(2)
Amounts in this column are included in the named executive officer's base salary on the "Summary Compensation Table."

(3)
Amounts in this column are included in the "All Other Compensation" column on the "Summary Compensation Table."

(4)
Amounts in this column are not included in any of the amounts reported on the "Summary Compensation Table."

(5)
Of the total amounts listed in this column, the following amounts have been included in the "Salary" or "All Other Compensation" columns on the "Summary Compensation Table" since 2006: for Mr. Bramlage—$104,254 and for Mr. Baehren—$127,867.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The following tables show the amount of compensation that may be paid to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary termination not for cause, change in control, for cause termination, disability, or death. The amounts shown assume a termination date effective December 31, 2013, the last business day of the year. For payments made pursuant to stock options, restricted stock, or performance shares, the amount earned by each named executive officer upon retirement differs whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2013.

        Unless specifically noted, each of the payments described below are the same for any salaried employee of the Company.

Payments Made Upon Termination

        Payments made upon termination for any reason include:

  •
  Amounts accrued and vested through the Salary Retirement Plan (SRP), Supplemental Retirement Benefit Plan (SRBP) and Swiss Pension Plan.

  •
  Equity awards that become vested at the date of termination; stock option awards that were vested but unexercised as of December 31, 2013 were excluded from the values shown.

Payments Made Upon Retirement

        In addition to the above, payments made upon retirement include:

  •
  In the event of normal retirement (age 65 for options granted from 2008 through 2010) or early retirement (post-age 60 with at least ten years of service), options continue normal vesting and are exercisable through their term.

  •
  Unvested restricted stock granted in 2010 are forfeited in the case of any retirement. Unvested restricted stock granted in 2011 and later continue normal vesting for awards granted at least one year prior to the retirement date; restricted stock granted less than one year prior to the retirement date are forfeited.

  •
  In the event of retirement (post-age 60 with at least ten years of service), performance shares are immediately vested and any payout earned will be paid following the related three-year cycle.

  •
  In the event of any retirement, Mr. Baehren is currently eligible to participate in the Company's retiree medical plan for U. S. employees. This plan provides pre-age 65 coverage to employees and their spouse. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, Messrs. Stroucken, Bramlage, Bouts and de Weert are not eligible to participate in this plan.

Payments Made Upon Involuntary Termination Not For Cause or Change in Control

        In addition to that noted under Payments Made Upon Termination, each named executive officer is eligible for the following:

  •
  In the event of Involuntary Termination Not For Cause, restricted stock granted in 2010 and later that are unvested at the time of termination are forfeited.

  •
  In the event of Involuntary Termination Not For Cause, there is immediate vesting on a pro rata basis of performance shares, with any payout made after the applicable performance cycle.

  •
  In the event of a Change in Control, all previously unvested stock options, restricted stock and performance shares will immediately vest.

  •
  In the event of Involuntary Termination Not For Cause, Mr. Stroucken is eligible for severance in the amount of two times annual base salary plus target bonus, payable over 24 months and continued health care coverage for 24 months at the same rate as active employees unless enrolled for coverage in another employer's health plan. Such severance is subject to release and continued compliance with a two-year non-compete / non-solicitation and confidentiality requirements.

  •
  In the event of a termination without cause within one year after a Change in Control, Mr. Stroucken is eligible for those benefits noted above in the event of Involuntary Termination Not For Cause. Commencing in 2012, under the terms of his new employment agreement, Mr. Stroucken no longer has excise tax gross-up protection.

  •
  In the event of Involuntary Termination Not For Cause, Mr. Bramlage and Mr. Baehren are eligible for severance in the amount of one times annual base salary, any annual incentive plan awards earned (based on actual business results and funding, not adjusted up or down for the 20% discretionary component) during the severance period, and 12 months of continued health and welfare coverage for themselves and their dependents at the same rate as active employees, per the terms of severance agreements entered into between the Company and each executive officer. Such severance is subject to release and continued compliance with a one-year non-compete / non-solicitation agreement.

Payments Made Upon Death or Disability

  •
  In the event of Disability, each named executive officer is eligible to participate in a Company's long-term disability plan for salaried employees. This plan pays participants 60% of their base salary plus target bonus for the duration of their disability, or until age 65.

  •
  In the event of Disability, each named executive officer receives continued coverage under the Company's health care plan for active employees for the duration of their coverage under the Company's long-term disability plan.

  •
  In the event of Death or Disability, all stock options, restricted stock and performance shares are immediately vested. Any payout of performance shares is made at the completion of the appropriate performance cycle.

  •
  The named executive officers participate in a life insurance program that differs from that offered to most salaried employees of the Company. For U.S. named executive officers, the benefit payable to the beneficiary upon death is three times annual base salary.

  •
  In the event of disability, Messrs. Bouts and de Weert would be entitled to a benefit under the pension plan equal to 40% of his pensionable salary until CHF 126,000 plus 65% of the pensionable salary above CHF 126,000 payable as a pension until 65.

  •
  In the event of death, while employed by the Company, Messrs. Bouts' and de Weert's legal heirs would be entitled to (1) a lump sum payment equal to at least 200% of the annual pensionable salary and (2) a pension equal to 26% of the pensionable salary until CHF 126,000 plus 40% of the pensionable salary above CHF 126,000 payable on the life of the eligible spouse.

        The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2013.

Albert P. L. Stroucken

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2013 Annual Incentive (SMIP)	$1,951,140	$0	$1,951,140	$0	$1,951,140	$0
Annual Incentive (SMIP)	0	3,147,000	4,720,500	0	3,147,000	1,573,500
Stock Options	132,492	132,492	2,554,811	0	2,554,811	2,554,811
Performance Shares	0	3,529,480	7,147,341	0	7,147,341	7,147,341
Restricted Stock Awards	233,500	233,500	3,872,756	0	3,872,756	3,872,756
Benefits and Perquisites
Retirement Plans (SERP Benefit)	4,985,924	4,985,924	4,985,924	4,985,924	4,985,924	4,985,924
Health & Welfare Benefits	0	17,372	0	0	0	4,252
Disability Income	0	0	0	0	0	0
Life Insurance Benefits	0	0	0	0	0	3,147,000
Cash Severance	0	2,098,000	3,147,000	0	2,098,000	0
280G Tax Adjustments
Adjustment from Modified Cap	0	0	(4,598,132)	0	0	0

Total	$7,303,056	$14,143,768	$23,781,340	$4,985,924	$25,756,972	$23,285,584

Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2000 projected to 2020 for 2012, and RP 2000 projected to 2021 for 2013. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump-sum mortality table is used.

        SRBP benefits are assumed to be taken as a lump sum. The interest rate used for lump sums is 4.78%.

        As Mr. Stroucken did not have ten years of service as of December 31, 2013, he would only have been eligible for payments of equity awards under involuntary termination not-for-cause, change in control termination, and disability and death scenarios.

Benefits Payable

        Normal retirement benefits    represent the value of the pension benefits as if the participant retires on December 31, 2013 and commences payment as soon as possible. Since Mr. Stroucken is currently eligible to retire, this value represents commencement at December 31, 2013.

        Disability benefits    represent the value of benefits as if the participant becomes disabled on December 31, 2013. Pension benefits reflect accrued benefits payable at age 65.

        Death benefits    represent the value of benefits as if the participant became deceased on December 31, 2013. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse if the participant became deceased on December 31, 2013.

Stephen P. Bramlage, Jr.

	Voluntary Termination	Early Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2013 Annual Incentive (SMIP)	$0	$0	$439,890	$0	$0	$439,890	$439,890
Annual Incentive (SMIP)	0	0	354,750	0	0	0	0
Stock Options	0	0	0	318,467	0	318,467	318,467
Performance Shares	0	0	498,377	1,022,056	0	1,022,056	1,022,056
Restricted Stock Awards	0	0	0	488,290	0	488,290	488,290
Benefits and Perquisites
Retirement Plans	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	14,351	0	0	89,853	7,143
Disability Income	0	0	0	0	0	3,819,301	0
Life Insurance Benefits	0	0	0	0	0	0	1,419,000
Cash Severance	0	0	473,000	0	0	0	0

Total	$0	$0	$1,780,368	$1,828,813	$0	$6,177,857	$3,694,846

Assumptions

        Because Mr. Bramlage was not retirement-eligible as of December 31, 2013, he would only have been eligible for payments of equity awards under involuntary termination not-for-cause, change in control, and disability and death scenarios.

Benefits Payable

        Mr. Bramlage is not eligible for the Salary Retirement Plan.

James W. Baehren

	Normal Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2013 Annual Incentive (SMIP)	$342,550	$342,550	$0	$0	$342,550	$342,550
Annual Incentive (SMIP)	0	276,250	0	0	0	0
Stock Options	308,797	308,797	308,797	308,797	308,797	308,797
Performance Shares	884,804	452,631	884,804	0	884,804	884,804
Restricted Stock Awards	1,689,317	1,689,317	1,895,195	1,895,195	1,895,195	1,895,195
Benefits and Perquisites
Retirement Plans	2,922,000	2,742,000	2,742,000	2,742,000	2,742,000	2,933,000
Health & Welfare Benefits	604,000	12,018	0	0	597,155	13,955
Disability Income	0	0	0	0	749,726	0
Life Insurance Benefits	0	0	0	0	0	1,239,225
Cash Severance	0	425,000	0	0	0	0

Total	$6,751,468	$6,248,563	$5,830,796	$4,945,992	$7,520,227	$7,617,526

 Assumptions

        No pre-retirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is RP 2000 projected to 2020 for 2012, and RP 2000 projected to 2021 for 2013. For the portion of the benefit assumed to be received as a lump sum, the applicable IRS lump sum mortality table is used.

        Salaried benefits accrued prior to 2005 and all SRBP benefits are assumed to be taken as a lump sum. Salaried Plan benefits accrued after 2004 are assumed to be taken as an annuity. The interest rate used for lump sums and annuities in the Salary Plan is 4.82% and the interest rate used for lump sums in the SRBP is 4.78%.

        Because Mr. Baehren was retirement-eligible as of December 31, 2013, he would have also been eligible for payments of equity awards under each of the termination scenarios.

Benefits Payable

        Termination benefits    represent the value of the pension benefits as if the participant terminates on December 31, 2013 and commences payment at normal retirement date. There are no provisions in the pension plans that are contingent on the type of termination. Since retiree health and welfare benefits must be elected immediately or forfeited, no retiree health and welfare benefits are shown.

        Early retirement benefits    represent the value of the pension benefits as if the participant retires on December 31, 2013 and commences payment as soon as possible. Since Mr. Baehren is currently eligible to retire, this value represents commencement at December 31, 2013. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if the participant retires as of December 31, 2013 and immediately elects coverage.

        Disability benefits    represent the value of benefits as if the participant becomes disabled on December 31, 2013. Pension benefits reflect accrued benefits payable at age 65. Health and welfare benefits represent retiree medical and life insurance benefits commencing at age 65.

        Death benefits    represent the value of benefits as if the participant became deceased on December 31, 2013. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump-sum value of the participant's immediate retirement benefit, or the lump sum value of 25% of the participant's earnings. Health and welfare benefits represent retiree medical benefits for the spouse if the participant became deceased December 31, 2013.

 Erik C. M. Bouts

	Voluntary Termination	Early Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2013 Annual Incentive (SMIP)	$0	$0	$493,060	$0	$0	$493,060	$493,060
Annual Incentive (SMIP)	0	0	397,629	0	0	0	0
Stock Options	0	0	0	98,042	0	98,042	98,042
Performance Shares	0	0	114,365	343,130	0	343,130	343,130
Restricted Stock Awards	0	0	0	171,565	0	171,565	171,565
Benefits and Perquisites
Retirement Plans	238,186	238,186	238,186	238,186	238,186	4,100,000	7,050,000
Health & Welfare Benefits	0	0	18,069	0	0	0	0
Disability Income	0	0	0	0	0	0	0
Life Insurance Benefits	0	0	0	0	0	0	1,835,210
Cash Severance	0	0	611,737	0	0	0	0

Total	$238,186	$238,186	$1,873,046	$850,923	$238,186	$5,205,797	$9,991,007

Assumptions

        No pre-retirement mortality is assumed. After retirement, mortality is BVG 2010 Generational (using 2014 rates).

        Because Mr. Bouts was not retirement-eligible as of December 31, 2013, he would only have been eligible for payments of equity awards under involuntary termination not-for-cause, change in control, and disability and death scenarios.

Benefits Payable

        Disability benefits    represent the value of benefits under the pension plan equal to 40% of Mr. Bouts' pensionable salary until CHF 126,000 plus 65% of the pensionable salary above CHF 126,000 payable as a pension until 65.

        Death benefits    represents the value the legal heirs would be entitled to, which include (1) a lump sum payment equal to at least 200% of the annual pensionable salary and (2) a pension equal to 26% of the pensionable salary until CHF 126,000 plus 40% of the pensionable salary above CHF 126,000 payable on the life of the eligible spouse.

 Arnaud N. J. M. de Weert

	Voluntary Termination	Early Retirement	Involuntary Termination Not For Cause	Change In Control	For Cause Termination	Disability	Death
Compensation
2013 Annual Incentive (SMIP)	$0	$0	$493,060	$0	$0	$493,060	$493,060
Annual Incentive (SMIP)	0	0	397,629	0	0	0	0
Stock Options	0	0	0	256,666	0	256,666	256,666
Performance Shares	0	0	380,152	741,791	0	741,791	741,791
Restricted Stock Awards	0	0	0	321,054	0	321,054	321,054
Benefits and Perquisites
Retirement Plans	156,362	156,362	156,362	156,362	156,362	4,636,000	7,292,000
Health & Welfare Benefits	0	0	15,066	0	0	0	0
Disability Income	0	0	0	0	0	0	0
Life Insurance Benefits	0	0	0	0	0	0	1,835,210
Cash Severance	0	0	611,737	0	0	0	0

Total	$156,362	$156,362	$2,054,006	$1,475,873	$156,362	$6,448,571	$10,939,781

Assumptions

        No pre-retirement mortality is assumed. After retirement, mortality is BVG 2010 Generational (using 2014 rates).

        Because Mr. de Weert was not retirement-eligible as of December 31, 2013, he would only have been eligible for payments of equity awards under involuntary termination not-for-cause, change in control, and disability and death scenarios.

Benefits Payable

        Disability benefits    represent the value of benefits under the pension plan equal to 40% of Mr. de Weert's pensionable salary until CHF 126,000 plus 65% of the pensionable salary above CHF 126,000 payable as a pension until 65.

        Death benefits    represents the value the legal heirs would be entitled to, which include (1) a lump sum payment equal to at least 200% of the annual pensionable salary and (2) a pension equal to 26% of the pensionable salary until CHF 126,000 plus 40% of the pensionable salary above CHF 126,000 payable on the life of the eligible spouse.

 AUDIT COMMITTEE REPORT

        As part of its ongoing activities, which are described under the heading "Proposal 1: Election of Directors—Board Committees—Audit Committee," the Audit Committee has:

  •
  discussed with the Company's director of internal audit and Ernst & Young LLP, the Company's independent registered public accounting firm, the overall scope and plans for their respective audits;

  •
  reviewed and discussed with management and the independent registered public accounting firm the Company's audited financial statements and the independent registered public accounting firm's evaluation of the Company's system of internal control over financial reporting contained in the 2013 Annual Report on Form 10-K;

  •
  discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and other professional standards;

  •
  received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence;

  •
  discussed with the independent registered public accounting firm its independence from the Company and its management; and

  •
  met with the director of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company's financial reporting.

        On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2013, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for 2014.

        The Audit Committee also concluded that the independent registered public accounting firm's provision of non-audit services, as described in the following section, to the Company and its affiliates is compatible with the independent registered public accounting firm's independence.

Peter S. Hellman, Chair
Jay L. Geldmacher
Hari N. Nair
Dennis K. Williams
Thomas L. Young

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In accordance with the SEC's auditor independence rules, the Audit Committee has adopted procedures for pre-approving all non-audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading "Pre-Approval of Independent Registered Public Accounting Firm Services."

Fees Paid to Ernst & Young LLP

        The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2013 and 2012 for these various services were:

Type of Fees	2013	2012
	($ in millions)
Audit Fees	$5.59	$6.51
Audit-Related Fees	0.29	0.39
Tax Fees	0.10	0.12
All Other Fees	0.02	0.00

Total	$6.00	$7.02

        In the above table: (a) "audit fees" were for the audit and quarterly reviews of the consolidated accounts, attestation report on internal control required by Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral and services related to SEC filings and non-SEC offerings; (b) "audit-related fees" were for audits of employee benefit plans, agreed-upon procedures for third parties, and other accounting consultations; (c) "tax fees" were for tax return preparation, federal, state and local tax planning, and international tax planning and advice; and (d) "all other fees" were for services related to the Company's relocation of its shared services. All fees for professional services by Ernst & Young LLP were approved in advance under the Board's pre-approval policy.

Pre-Approval of Independent Registered Public Accounting Firm Services

        No services will be provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services will be pre-approved by the Audit Committee as follows:

Statement of Principles

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm's independence from the Company. Unless a type of service has received pre-approval, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels will also require separate pre-approval by the Audit Committee.

        This Policy describes the Audit, Audit-Related, Tax, and All Other services that have the pre-approval of the Audit Committee. For non-audit services, Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre-approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit

Committee will from time to time review and, if necessary, revise the list of pre-approved services based on subsequent determinations.

Delegation

        The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual Audit services engagement terms and fees will be subject to separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other Audit services not pre-approved must be separately pre-approved by the Audit Committee.

Audit-Related Services

        Audit-Related services are assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of Audit-Related services does not impair the independence of the firm and is consistent with the SEC's rules on auditor independence.

        Company management will submit to the Audit Committee for approval the list of Audit-Related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other Audit-Related services not pre-approved must be separately pre-approved by the Audit Committee.

Tax Services

        The Audit Committee believes that the independent registered public accounting firm can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm's independence.

        Company management will submit to the Audit Committee for approval the list of Tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All Tax services involving large and complex transactions not pre-approved must be separately pre-approved by the Audit Committee.

 All Other Services

        The Audit Committee will separately pre-approve those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the independence of the firm.

        A list of the SEC's prohibited non-audit services is set forth below. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre-Approval Fee Levels or Budgeted Amounts

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre-approval by the Audit Committee.

Procedures

        Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the chief financial officer or his designee and must include a statement as to whether the request or application is consistent with the SEC's rules on auditor independence. The Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

        With respect to each proposed pre-approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back-up documentation regarding the specific services to be provided.

Prohibited Non-Audit Services

  •
  Bookkeeping or other services related to the accounting records or financial statements of the audit client

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

 PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

        Although the Board is not required to submit the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee's selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014. In the event the Company's share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

        A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

 PROPOSAL 3:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Company is asking its share owners to provide advisory approval of the compensation of its named executive officers, as described above under the heading "Executive Compensation." While this vote is advisory, and not binding on the Company, it will provide information to the Compensation Committee regarding investor sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for the remainder of 2014 and beyond.

        The Compensation Committee approves executive compensation programs that are designed to align executive pay with share owners' interests, as well as with the annual and longer-term performance of the Company. This alignment is evidenced by the executive officers receiving a2013 annual incentive plan payout above target level largely based on the generation of free cash flow, adjusted for changes in foreign currency exchange rates, that exceeded our 2013 maximum performance target, as well as a reduced payout under the 2011-2013 long-term incentive plan as a result of Company performance against the relevant targets.

        The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company's management processes, as well as balance in rewards programs, are evidenced by the following:

  •
  A major portion of target compensation for each named executive officer is "at risk".

  •
  Formal reviews are conducted annually of market survey data and proxy data for comparator group companies, the results of which are used as input into named executive officer compensation decisions.

  •
  The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.

  •
  Regular "risk assessment" analyses are completed to evaluate the Company's overall executive compensation practices and processes.

  •
  Annual incentive funding is driven entirely through a balance of financial metrics that are aligned with share owner value creation. The annual Senior Management Incentive Plan measures net sales, EBIT margin, and free cash flow, while the long-term incentive programs place a significant emphasis on Company performance and share owner value creation through performance share units and stock options.

  •
  The Company develops challenging performance standards for the annual and long-term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.

  •
  Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.

  •
  The Company's senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

        The Board strongly endorses the Company's executive compensation program and recommends that the share owners vote in favor of the following resolution:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

        Because the vote is advisory, it will not be binding on the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

 PROPOSAL 4:
APPROVAL OF THE SECOND AMENDMENT AND RESTATEMENT
OF THE COMPANY'S 2005 INCENTIVE AWARD PLAN

        In 2009, the Company adopted and share owners approved the Amended and Restated Owens-Illinois 2005 Incentive Award Plan (the "2009 Plan") in order to promote the success and enhance the value of the Company by linking the personal interest of participants to those of Company share owners and by providing participants with an incentive for outstanding performance. The Board of Directors has approved a second amendment and restatement of the 2009 Plan (which is referred to as the "Restated Plan"), subject to share owner approval which:

  •
  increases the number of shares available under the 2009 Plan by 6,000,000;

  •
  specifically limits dividends on performance vesting restricted stock only if the applicable performance based vesting conditions are satisfied;

  •
  provides for the claw-back of awards (including any proceeds or gains with respect thereto) pursuant to any claw-back policy implemented by the Company; and

  •
  extends the term of the plan until 2024.

        In addition, certain other immaterial administrative changes have been included in the Restated Plan. Share owner approval is required in order to increase the number of shares under the terms of the 2009 Plan.

        In addition, the Company is seeking share owner approval of the material terms of performance goals under the Restated Plan. Share owner approval of such terms would preserve the Company's ability to deduct compensation associated with future performance-based awards made under the Restated Plan to certain executives. IRC Section 162(m) ("Section 162(m)") limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer, and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the "covered employees"). "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights generally will qualify as performance-based compensation, provided. Other awards that we may grant under the Restated Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the Compensation Committee. Performance-based awards which the Company currently uses under the 2009 Plan are intended to qualify as performance based compensation exempt from Section 162(m). The Compensation Committee retains the discretion to set the level of performance for a given performance measure under a performance-based award. The material terms of the performance goals under 2009 Plan were last approved in 2009. In order for awards to qualify as performance-based compensation, the share owners must approve the material terms of the performance goals every five years. Accordingly, the Company is seeking share owner approval at this time. For a discussion of the performance criteria for which approval is being sought, please see the discussion under "Performance Based Awards" below. The Company currently grants under the 2009 Plan its annual cash based awards, as well as performance share units (both discussed under the Compensation Discussion and Analysis section of this Proxy) with the intent that such awards will qualify as performance based compensation exempt from the Section 162(m) limits.

        The Company adopted the Restated Plan because as of March 20, 2014 only 2,966,890 shares remained available for issuance under the 2009 Plan. Therefore, unless the Restated Plan is approved the Company will not be able to continue making equity compensation grants to our employees and consultants. Equity compensation is a key component of the Company's compensation program (see discussion regarding long term incentives under the "Compensation Discussion and Analysis" section of this Proxy). While the Company could increase cash compensation if unable to grant equity incentives, it anticipates that it will have difficulty attracting, retaining and motivating employees and consultants if unable to make equity grants. Equity-based grants are a more effective compensation vehicle than strictly cash, because they better align the financial interests of employees and share owners, and encourage actions that maximize long-term share owner value.

        The Company believes that the Restated Plan is in the best interests of share owners. It has previously managed long-term share owners dilution by limiting the number of equity awards granted. The Compensation Committee carefully monitors total dilution and equity expense. Aggregate grants of equity awards, which included shares of restricted stock units, stock options and performance share units, constituted 0.54%, 0.66% and 0.58% of our outstanding shares in 2013, 2012 and 2011, respectively.

        If the Restated Plan is not approved, its provisions will not become effective. In that case, the 2009 Plan as in existence prior to its amendment and restatement will continue in effect, but the Company will not be able to make any further awards under the 2009 Plan that will qualify as performance based compensation under Section 162(m).

Description of Proposed Restated Plan

        The following summary of the terms of the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan and the various award agreements used thereunder. The proposed Restated Plan is attached as Appendix B to this proxy statement.

        The Restated Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights (SARs), performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and cash performance bonus awards to eligible individuals (collectively "Awards").

Administration

        The Restated Plan will be administered by the Compensation Committee of the Board. The Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than those who are (i) "covered employees" within the meaning of Section 162(m); (ii) senior executives subject to Section 16 of the Exchange Act or (iii) officers to whom such authority has been delegated. The Compensation Committee will include at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, an "outside director" pursuant to Section 162(m) and an "independent director" pursuant to the rules of the New York Stock Exchange.

        The Compensation Committee will have the exclusive authority to administer the Restated Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Compensation Committee will not have the authority to accelerate vesting or waive the forfeiture provisions applicable to any performance-based awards.

 Eligibility

        Persons eligible to participate in the Restated Plan include employees and consultants of the Company and its subsidiaries, as determined by the Compensation Committee. Directors are not eligible for Awards under the Restated Plan.

Limitation on Awards and Shares Available

        The aggregate number of shares of Common Stock subject to awards under the 2009 Plan is currently 16,000,000; provided that such aggregate number of shares is reduced by 1.75 shares for each share of Common Stock delivered in settlement of a "full value award" (i.e., any award other than an option, SAR or other award for which a participant pays the intrinsic value). That number may be adjusted for changes in the Company's capitalization and certain corporate transactions, as described below under the heading "Changes in Corporate Structure and Change in Control". The Restated Plan would increase the number of shares authorized for issuance under the 2009 by 6,000,000, for a total of 22,000,000 shares, which will be reduced by 1.75 shares for each share of Common Stock delivered in settlement of a full value award.

        If any shares of Common Stock that are not subject to a full value award are forfeited, expire, or settled for cash, the shares subject to such award will, to the extent of the forfeiture, expiration or settlement, be available for future grants under the Restated Plan. However, if any such shares are subject to full value awards, the aggregate number of shares available for grant under the Restated Plan will increase by 1.75, to the extent of such forfeiture, expiration or settlement. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the Restated Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the Restated Plan. Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation, shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise and shares purchased on the open market with cash proceeds from an option exercise will not be added back to the total number of shares available for grants under the Restated Plan.

        The maximum number of shares of Common Stock that may be issued with respect to incentive stock options is 6,000,000 shares. The maximum number of shares of Common Stock that may be subject to one or more awards granted to a participant pursuant to the Restated Plan during any calendar year is 700,000 shares and the maximum dollar value of any Award intended to be exempt from Section 162(m) as performance based which is payable in cash may not exceed $5,000,000. As of March 20, 2014, the closing price of the Common Stock on the NYSE was $32.47 per share.

Awards

        The Restated Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Restated Plan. See the Summary Compensation Table and Grants of Plan-Based Awards in 2013, for information on prior awards to named executive officers.

        Options.    Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Restated Plan. The option exercise price of all stock options granted pursuant to the Restated Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event more than ten years after their date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

        Restricted Stock.    Restricted stock may be granted pursuant to the Restated Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Compensation Committee (which may be zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or service or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee. With respect to restricted stock with performance based vesting, dividends that otherwise would be paid on such shares prior to vesting are held by the Company and will only be paid to the participants to the extent that the performance based vesting conditions are met.

        Stock Appreciation Rights/SARs.    Stock appreciation rights or SARs may be granted pursuant to the Restated Plan, either alone or in tandem with other awards. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR. SARs may be paid in cash or stock. SARs may be exercised as determined by the Committee, but in no event more than 10 years after their date of grant.

        Restricted Stock Units.    Restricted stock units represent the right to receive shares of Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit award we shall deliver to the holder of the restricted stock unit unrestricted shares of Common Stock which will be freely transferable. The Compensation Committee will specify the purchase price, if any, to be paid by the grantee for the Common Stock.

        Dividend Equivalents.    Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award, option or SAR) held by the participant. Dividend Equivalents will not be granted on options or stock appreciation rights. In addition, no dividend equivalent will be paid unless and until the Award on which the dividend equivalent is granted vests, including any performance vesting conditions.

        Performance Share Awards.    Performance share awards are denominated in shares of Common Stock and are linked to satisfaction of performance criteria established by the Compensation Committee. If the Compensation Committee determines that the Award is intended to meet the requirements of "qualified performance based compensation" and therefore be deductible under Section 162(m), then the performance criteria on which the Award will be based shall be with reference to any one or more of the performance criteria specified under "Performance Based Awards" below.

        Performance Share Units.    Performance share units are denominated in units of value, including dollar value of shares of Common Stock, and are linked to satisfaction of performance criteria established by the Compensation Committee on a specified date or dates over any period or periods. If the Compensation Committee determines that the Award is intended to meet the requirements of "qualified performance based compensation" and therefore be deductible under Section 162(m), then the performance criteria on which the Award will be based shall be with reference to any one or more of the performance criteria specified under "Performance Based Awards" below.

        Stock Payments.    Payments to participants of bonuses or other compensation may be made under the Restated Plan in the form of Common Stock. The number of shares will be determined by the Compensation Committee, and may be based upon performance criteria.

        Performance Bonus Award.    Performance bonus awards are payable in cash and are linked to satisfaction of performance criteria; provided, that no Performance bonus award which is intended to be exempt from the limits of Section 162(m) may be payable in excess of $5,000,000 for any calendar year.

        Other Stock Awards.    The Restated Plan allows for various other awards which are based on the Common Stock, with such terms generally as the Compensation Committee may determine in its discretion.

Payment for Awards

        Upon the exercise of a stock option or with respect to other Awards which the Compensation Committee requires a purchase price, the purchase price must be paid in full, including the payment of any tax withholding, by any of the following methods (i) cash; (ii) tendering previously acquired shares of Common Stock with a fair market value at the time of delivery equal to the aggregate exercise price of the exercised portion of the option or the amount of taxes to be withheld (provided such shares have been held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences); (iii) delivery of a written or electronic notice that the participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (iv) other property acceptable to the Compensation Committee. However, no participant will be permitted to pay for an Award under the Restated Plan with a loan or other extension of credit from the Company.

Performance Based Awards

        The Restated Plan has been designed to permit the Compensation Committee to grant equity and cash awards that will qualify as "performance-based compensation" within the meaning of Section 162(m). The Compensation Committee may grant "performance-based compensation" awards to employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) ("Covered Employees"), to preserve the deductibility of these awards for federal income tax purposes (see additional discussion of deductibility requirements under "Federal Income Tax Consequences" below). "Performance-based compensation" awards vest or become exercisable upon the attainment of specific performance targets that are pre-established by the Compensation Committee and are related to one or more of the performance goals (described below) set forth in the Restated Plan. Participants are only entitled to receive payment for a "performance-based compensation" award for any given performance period to the extent that such pre-established performance goals for the period are satisfied.

        The pre-established performance goals must be based on one or more of the following performance criteria:

  •
  earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

  •
  net income;

  •
  operating income;

  •
  earnings per share of stock;

  •
  book value per share of stock;

  •
  return on equity;

  •
  expense management;

  •
  return on investment before or after the cost of capital;

  •
  improvements in capital structure;

  •
  profitability of an identifiable business unit or product;

  •
  maintenance or improvement of profit margins;

  •
  stock price;

  •
  market share;

  •
  revenues or sales;

  •
  costs;

  •
  cash flow;

  •
  working capital;

  •
  return on assets;

  •
  cost reduction goals;

  •
  return on sales;

  •
  gross margin;

  •
  debt reduction;

  •
  new product launches;

  •
  completion of joint ventures, divestitures, acquisitions or other corporate transactions;

  •
  new business or expansion of customers or clients;

  •
  productivity improvement; or

  •
  total shareholder return.

        The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine.

        The Compensation Committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following:

  •
  items related to a change in accounting principle;

  •
  items relating to financing activities;

  •
  expenses for restructuring or productivity initiatives;

  •
  other non-operating items;

  •
  items related to acquisitions;

  •
  items attributable to the business operations of any entity acquired by us during the performance period;

  •
  items related to the disposal of a business or segment of a business;

  •
  items related to discontinued operations that do not qualify as a segment of a business under applicable accounting principles;

  •
  items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

  •
  any other items of significant income or expense which are determined to be appropriate adjustments;

  •
  items relating to unusual or extraordinary corporate transactions, events or developments;

  •
  items related to amortization of acquired intangible assets;

  •
  items that are outside the scope of our core, on-going business activities;

  •
  items related to acquired in-process research and development;

  •
  items relating to changes in tax laws;

  •
  items relating to major licensing or partnership arrangements;

  •
  items relating to asset impairment charges;

  •
  items relating to gains or losses for litigation, arbitration and contractual settlements; or

  •
  items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

        In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the Award. Generally, a participant will have to be employed by or provide services to the Company on the date the performance-based award is paid to be eligible for a performance-based award for any period.

 Claw-Backs

        The Restated Plan allows the Compensation Committee to subject Awards (including any proceeds, gains or other economic benefit received by a participant) granted under the Restated Plan to the provisions of any claw-back policy the Company may implement.

Changes in Capital Structure and Change in Control

        In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of assets or any other corporate event affecting the Common Stock or the share price of the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the Restated Plan, the Compensation Committee shall make proportionate and equitable adjustments, in its discretion, to: (i) the aggregate number and types of shares of stock that may be issued under the Restated Plan; (ii) the terms and conditions of any outstanding awards (including any applicable performance targets); and/or (iii) the grant or exercise price for any outstanding Awards.

        In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company, or of changes in applicable laws, the Compensation Committee, may, in its discretion, subject to the terms of the Restated Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Restated Plan or with respect to any Award: (i) provide for either the payment and termination of the Award or the replacement of the Award; (ii) provide that the Awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards which may be granted in the future; (iv) provide for the acceleration of vesting or exercisability of the Awards; and/or (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

        In the event of a "change in control" (as defined in the Restated Plan), the Compensation Committee, may, in its discretion and subject to applicable law, with respect to any or all outstanding Awards: (i) cause such Awards to vest and become exercisable; (ii) cause forfeiture conditions applicable to such Awards to lapse; (iii) permit the exercise of such Awards during a specified period of time; and/or (iv) cause such Awards to terminate at a specified time. Awards that remain outstanding following a merger or consolidation in which the Company is the surviving corporation shall, after the consummation of such merger or consolidation, apply to the securities that a holder of the number of shares of Common Stock subject to each such Award would have received in such merger or consolidation.

Amendment and Termination

        The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the Restated Plan at any time; provided, however, that share owner approval will be obtained for any amendment:

  •
  to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule;

  •
  to increase the number of shares available under the Restated Plan;

  •
  to permit the Compensation Committee to grant options or SARs with a price below fair market value on the date of grant;

  •
  to reprice an outstanding option or SAR;

  •
  to cancel or surrender an option or SAR in exchange for an option or SAR having a lower per share exercise price;

  •
  to exchange an option or SAR for cash or another Award if the price per share of such option or SAR exceeds the fair market value of our common stock; and

  •
  to extend the exercise period for an option or SAR beyond ten years from the date of grant.

        In no event may an award be granted pursuant to the Restated Plan on or after May 15, 2024, the tenth anniversary of the date share owners approve the Restated Plan.

Federal Income Tax Consequences

        With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the IRC for incentive stock options and the tax consequences described for nonqualified stock options will apply.

        The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

        Certain Awards under the Plan, depending in part on particular Award terms and conditions, may be considered non-qualified deferred compensation subject to the requirements of IRC Section 409A. If the terms of such Awards do not meet the requirements of IRC Section 409A, then the violation may result in an additional 20% tax obligation, plus penalties and interest for such participant.

 New Plan Benefits

        There are currently approximately 200 employees who would be eligible to receive awards under the Restated Plan. The number of Awards that an employee may receive under the Restated Plan is in the discretion of the Compensation Committee. However, for sake of illustration, the following table represents the number of options, restricted stock units and performance share units (at target) granted in 2013 to the following individuals and groups under the 2009 Plan:

Name and Position	Compensation Value	Number of Options	Number of Restricted Stock Units	Number of Performance Share Units
Albert P. L. Stroucken Chairman, Chief Executive Officer and President	$5,245,007	105,917	50,297	100,595
Stephen P. Bramlage, Jr. Senior Vice President, Chief Financial Officer	800,000	16,155	7,672	15,343
James W. Baehren Senior Vice President, General Counsel	599,990	12,116	5,754	11,507
Erik C. M. Bouts President, O-I Europe	500,018	10,097	4,795	9,590
Arnaud N. J. M. de Weert President, O-I North America	500,018	10,097	4,795	9,590
Executive Officer Group	8,745,079	176,596	83,862	167,723
Non-Executive Officer Director Group(1)	—	—	—	—
Non-Executive Officer Employee Group	8,657,469	174,828	83,030	166,034

(1)
Directors are not eligible to participate in the 2009 Plan

 Equity Compensation Plans

        The following table provides certain information as of December 31, 2013 about Common Stock that may be issued under our existing equity compensation plans:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc.	14,400	$12.68	—
Amended and Restated Owens-Illinois 2005 Incentive Award Plan	2,406,599	$25.58	5,375,071(2)
2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc.	—	—	187,182
Equity compensation plans not approved by security holders	—	—	—

Total	2,420,999	$25.50	5,562,253

(1)
Excludes securities to be issued upon the exercise of outstanding options, warrants and rights included in column (a).

(2)
Assumes that all performance share units outstanding at December 31, 2013 are paid at 100% of target.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 20, 2014 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the outstanding Common Stock known to the Company, each of the Company's directors, named executive officers and all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage
The Vanguard Group, Inc.(2) 100 Vanguard Blvd Malvern, Pennsylvania 19355	12,132,396		7.35
BlackRock, Inc.(3) 40 East 52nd Street New York, New York 10022	10,923,583		6.6
James W. Baehren	108,868	(4)(5)(6)	—	*
Erik C. M. Bouts	3,350	(4)(5)	—	*
Stephen P. Bramlage, Jr.	35,660	(4)(5)	—	*
Gary F. Colter	33,437	(7)	—	*
Arnaud N. J. M. de Weert	8,083	(5)	—	*
Jay L. Geldmacher	17,039	(7)	—	*
Peter S. Hellman	20,143	(7)	—	*
Anastasia D. Kelly	33,230	(7)	—	*
John J. McMackin, Jr.	42,008	(7)	—	*
Hari N. Nair	0		—	*
Hugh H. Roberts	21,155	(7)	—	*
Albert P. L. Stroucken	1,422,700	(5)	—	*
Helge H. Wehmeier	52,827	(7)	—	*
Carol A. Williams	0		—	*
Dennis K. Williams	22,984	(7)	—	*
Thomas L. Young	27,655	(7)	—	*
All directors and executive officers as a group (19 persons)	1,957,984	(4)(5)(6)(7)	1.2

*
Indicates less than one percent (1%) ownership.

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
The Schedule 13G dated February 12, 2014 received by the Company from the Vanguard Group, Inc. ("Vanguard") indicated that Vanguard is the beneficial owner of 12,132,396 shares of the Common Stock, with the sole power to vote or to direct the vote on 261,524 shares, the sole power to dispose or to direct the disposition of 11,886,072 shares and the shared power to dispose or to direct the disposition of 246,324 shares.

(3)
The Schedule 13G dated January 31, 2014 received by the Company from BlackRock, Inc. ("BlackRock") indicated that BlackRock is the beneficial owner of 10,923,583 shares of the Common Stock, with the sole power to vote or to direct the vote on 9,422,512 shares and the sole power to dispose or to direct the disposition of 10,923,583 shares.

(4)
The table includes the number of shares of Common Stock that Messrs. Baehren, Bouts and Bramlage, and all directors and executive officers as a group held in the Stock Purchase and Savings Program. No shares are held in such program for Messrs. de Weert and Stroucken.

(5)
The number of shares beneficially owned includes the following currently exercisable options:

Director/Officer	Options
James W. Baehren	43,442
Erik C. M. Bouts	2,525
Stephen P. Bramlage, Jr.	34,908
Arnaud N. J. M. de Weert	5,491
Albert P. L. Stroucken	765,288
All directors and executive officers as a group	908,353
(6)
The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 20, 2014:

Officer	Restricted Stock
James W. Baehren	40,000
All directors and executive officers as a group	41,000

(7)
The number of shares shown as beneficially owned includes the following number of unvested restricted stock units that will vest within 60 days of March 20, 2014:

Director	Restricted Stock Unit
Gary F. Colter	2,957
Jay L. Geldmacher.	2,957
Peter S. Hellman	2,957
Anastasia D. Kelly	2,957
John J. McMackin, Jr.	2,957
Hugh H. Roberts	2,957
Helge H. Wehmeier	2,957
Dennis K. Williams	2,957
Thomas L. Young	2,957
All directors and executive officers as a group	26,613

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC with a copy to the New York Stock Exchange. These reporting persons are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of these reporting persons made all required filings on time during 2013, except for the following:

  •
  Gary F. Colter filed a late Form 4 on March 19, 2013 for the purchase of shares; and

  •
  James W. Baehren filed a late Form 4 on November 19, 2013 for the purchase and sale of shares pursuant to the exercise of stock options.

2015 ANNUAL MEETING OF SHARE OWNERS

        A share owner desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2015 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by the Company no later than December 1, 2014. The Company requests that all such proposals be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999, and be mailed by certified mail, return receipt requested.

        Share owners who submit to the Company evidence of their Common Stock ownership may recommend candidates for the Board. Recommendations of candidates for the Board submitted by share owners for consideration for the 2015 Annual Meeting will be considered by the Nominating/Corporate Governance Committee if the Company receives written notice of such recommendations no later than December 1, 2014. The Company requests that all such notices be addressed to the "Secretary" at Owens-Illinois, Inc., One Michael Owens Way, Perrysburg, Ohio 43551-2999. The notice must include certain information about that person being recommended, including (i) age, (ii) business and residence addresses, (iii) principal occupation, (iv) a description of any arrangements or understandings between the share owner and such nominee pursuant to which the nomination is to be made by the share owner, and (v) such other information as would be required to be included in a proxy statement soliciting proxies to elect that person as a director. The notice must also contain the consent of the nominee to serve as a director if so elected.

        Share owners wishing to submit proposals or director nominations that are not to be included in such Proxy Statement must give timely notice thereof in writing to the Secretary. To be timely, a share owner's proposal or nomination must be received by the Company no later than February 1, 2015, and must otherwise satisfy the requirements of the Company's By-Laws as then in effect. If the date of the 2015 Annual Meeting changes by more than thirty (30) days from the date of the 2014 Annual Meeting, a share owner's proposal or nomination must be received by the Company no later than ten (10) calendar days following the first public announcement of the revised date of the 2015 Annual Meeting.

FORWARD LOOKING STATEMENTS

        This Proxy Statement contains "forward looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future events or otherwise. Forward looking statements should be evaluated together with the many uncertainties that affect the Company's business, particularly those mentioned in the risk factors in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 and in the Company's periodic reports on Form 10-Q and Form 8-K.

PROXY SOLICITATION

        The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board's recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

        The Company has made this Proxy Statement, the Company's 2013 Annual Report on Form 10-K and the Stakeholder Letter available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Form 10-K are the Company's consolidated financial statements for the year ended December 31, 2013.

        A copy of the Company's Form 10-K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to Owens-Illinois, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551-2999. The Form 10-K is also available without charge on the Company's website at www.o-i.com.

Perrysburg, Ohio

April 4, 2014

 Appendix A

RECONCILIATION OF ADJUSTED NET EARNINGS TO EARNINGS FROM
CONTINUING OPERATIONS ATTRIBUTABLE TO THE COMPANY

        The information presented regarding adjusted net earnings relates to earnings attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results on ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company's financial performance in relationship to core operating results and the business outlook.

	2013		2012
(Dollars in millions, except per share amounts)	Earnings	EPS	Earnings	EPS
Earnings from continuing operations attributable to the Company	$202	$1.22	$186	1.12
Items that management considers not representative of ongoing operations	248	1.50	252	1.52

Adjusted net earnings	$450	$2.72	$438	$2.64

RECONCILIATION OF FREE CASH FLOW TO CASH PROVIDED BY
CONTINUING OPERATING ACTIVITIES

        The information presented regarding free cash flow relates to cash provided by continuing operating activities less capital spending and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company's financial performance in relationship to core operating results and the business outlook.

(Dollars in millions)	2013	2012	2011	2010
Cash provided by continuing operating activities	$700	$580	$505	$600
Additions to property, plant and equipment—continuing	(361)	(290)	(285)	(500)

Free cash flow	$339	$290	$220	$100

A-1

 Appendix B

SECOND AMENDED AND RESTATED
OWENS-ILLINOIS, INC.
2005 INCENTIVE AWARD PLAN

ARTICLE 1.
PURPOSE

        The purpose of the Owens-Illinois, Inc. Second Amended and Restated 2005 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of, as well as aid Owens-Illinois, Inc. (the "Company") by linking the personal interests of current and future Employees and Consultants to those of Company stockholders. The Plan is intended to incentivize these individuals to continue providing the Company with outstanding performance, to generate superior returns to Company stockholders, and to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. This Plan constitutes the further amendment and restatement of the Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan (the "2009 Plan"), which was approved by the Company's stockholders on April 23, 2009. In the event that the Company's stockholders do not approve the Plan at the 2014 annual meeting, the 2009 Plan will continue in full force and effect on the terms and conditions set forth in the 2009 Plan as if the terms of this Plan were not adopted or approved by the Board.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standard or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.2   "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, an Other Stock-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

        2.3   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, including through any electronic medium.

        2.4   "Board" means the Board of Directors of the Company.

        2.5   "Change in Control" means and includes each of the following:

          (a)   A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (i)  Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

             (ii)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The Company's stockholders approve a liquidation or dissolution of the Company.

        Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a "change in control event," as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

        The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided, that any exercise of authority in conjunction with a determination of whether a Change in Control is a "change in control event" as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

        2.6   "Code" means the Internal Revenue Code of 1986, as amended.

        2.7   "Committee" means the committee of the Board described in Article 12.

        2.8   "Consultant" means any consultant or adviser if:

          (a)   The consultant or adviser renders bona fide services to the Company;

          (b)   The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

          (c)   The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

        2.9   "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.10 "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 8.

        2.11 "Disability" means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time.

        2.12 "Dividend Equivalents" means a right granted to a Participant pursuant to Article 8 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

        2.13 "Effective Date" shall have the meaning set forth in Section 13.1.

        2.14 "Eligible Individual" means any person who is an Employee or a Consultant, as determined by the Committee.

        2.15 "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

        2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.17 "Fair Market Value" shall mean, as of any given date, the value of a share of Stock determined as follows:

          (a)   If the Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

          (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the closing representative bid and asked prices for such date or, if there are no bid and asked prices for a share of Stock on such date, the closing bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

          (c)   If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

        2.18 "Full Value Award" means any Award other than an Option, SAR or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

        2.19 "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        2.20 "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

        2.21 "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

        2.22 "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

        2.23 "Other Stock-Based Award" means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.7 of the Plan.

        2.24 "Participant" means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

        2.25 "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

        2.26 "Performance Bonus Award" has the meaning set forth in Section 8.8.

        2.27 "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Performance-Based Award for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of Stock; (v) book value per share of Stock; (vi) return on equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) Stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) cost reduction goals; (xx) return on sales; (xxi) gross margin; (xxii) debt reduction; (xxiii) new product launches; (xxiv) completion of joint ventures, divestitures, acquisitions or other corporate transactions; (xxv) new business or expansion of customers or clients; (xxvi) productivity improvement or (xxvii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

        2.28 "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards, to the extent applicable. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to be Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        2.29 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        2.30 "Performance Share" means a share of Stock granted to a Participant pursuant to Article 8, the vesting of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.31 "Performance Stock Unit" means a right granted to a Participant pursuant to Article 8, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.32 "Plan" means this Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan, as it may be amended from time to time.

        2.33 "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.34 "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

        2.35 "Restricted Stock Unit" means an Award granted pursuant to Section 8.6.

        2.36 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.37 "Stock" means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

        2.38 "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

        2.39 "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 8.

        2.40 "Subsidiary" means any "subsidiary corporation" as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

        2.41 "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.42 "Successor Entity" shall have the meaning set forth in Section 2.4(c)(i).

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 22,000,000 shares, provided, however, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.75 shares for each share of Stock delivered in settlement of any Full Value Award. The maximum shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 22,000,000 shares.

          (b)   If any shares of Stock subject to an Award that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full Value Award is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the shares of Stock available under the Plan shall be increased by 1.75 shares of Stock subject to such Full Value Award that is forfeited, expired or settled in cash. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Stock tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares of Stock purchased on the open market with the cash proceeds from the exercise of Options. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c)   Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided that Awards using such available shares of Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

        3.2    Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year (measured from the date of any grant) shall be 700,000 and the maximum aggregate dollar value of any Award designated to be paid solely in cash to any Covered Employee during any calendar year which is intended to be a Performance Based Award shall not exceed $5,000,000.

ARTICLE 4.
ELIGIBILITY AND PARTICIPATION

        4.1    Eligibility.    Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

        4.2    Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

        4.3    Foreign Participants.    In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan.

ARTICLE 5.
STOCK OPTIONS

        5.1    General.    The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

          (a)    Exercise Price.    The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

          (b)    Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

        5.2    Incentive Stock Options.    The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in Section 13.2 and this Section 5.2.

          (a)    Eligibility.    Incentive Stock Options may be granted only to employees of the Company or any "subsidiary corporation" thereof (within the meaning of Section 424(f) of the Code and the applicable regulations promulgated thereunder).

          (b)    Exercise Price.    The exercise price per share of Stock shall be set by the Committee; provided that subject to Section 5.2(d) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

          (c)    Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (d)    Ten Percent Owners.    An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (e)    Notice of Disposition.    The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

          (f)    Right to Exercise.    During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

        5.3    Substitution of Stock Appreciation Rights.    The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

        5.4    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares of Stock subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 6.
RESTRICTED STOCK AWARDS

        6.1    Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

        6.2    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

        6.3    Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

        6.4    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

ARTICLE 7.
STOCK APPRECIATION RIGHTS

        7.1    Grant of Stock Appreciation Rights.

          (a)   The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan; provided, however, that the term of any Stock Appreciation Right shall not be more than ten (10) years from the date of grant.

          (b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

          (c)   Notwithstanding the foregoing provisions of Section 7.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of Stock subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Stock subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        7.2    Form of Payment.    Payment of the amounts determined under Section 7.1(b) shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Committee.

ARTICLE 8.
OTHER TYPES OF AWARDS

        8.1    Performance Share Awards.    Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.2    Performance Stock Units.    Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.3    Dividend Equivalents.

          (a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. No Dividend Equivalent will be paid to a Participant unless and until the Award to which such Dividend Equivalent relates vests.

          (b)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

        8.4    Stock Payments.    Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        8.5    Deferred Stock.    Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

        8.6    Restricted Stock Units.    The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Stock. Unless otherwise determined by the Committee, a Participant who holds Restricted Stock Units shall possess no incidents of ownership with respect to the Stock represented by such Restricted Stock Units, unless and until such Stock is transferred to the Participant pursuant to the terms of this Plan and the Award Agreement.

        8.7    Other Stock-Based Awards.    Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

        8.8    Performance Bonus Awards.    Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a "Performance Bonus Award") payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

        8.9    Term.    Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or Other Stock-Based Award shall be set by the Committee in its discretion.

        8.10    Exercise or Purchase Price.    The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

        8.11    Termination of Employment or Service.    An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units, Other Stock-Based Award or Performance Bonus Award shall only be exercisable or payable while the Participant is an Employee or Consultant, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units or Other Stock-Based Award or Performance Bonus Award may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or Disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

        8.12    Form of Payment.    Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

 ARTICLE 9.
PERFORMANCE-BASED AWARDS

        9.1    Purpose.    The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

        9.2    Applicability.    This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        9.4    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Award Agreement, or required by applicable law, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award or Performance Bonus Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

        9.5    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

 ARTICLE 10.
PROVISIONS APPLICABLE TO AWARDS

        10.1    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        10.2    Award Agreement.    Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        10.3    Limits on Transfer.    No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

        10.4    Beneficiaries.    Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        10.5    Stock Certificates; Book Entry Procedures.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

          (b)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        10.6    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

        10.7    Payment.    The Committee shall determine the methods by which Participants may make payment with respect to any Awards granted under the Plan, including payment of any tax withholding, which shall include, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the exercised portion of the Option, or the amount of taxes to be withheld, (iii) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (iv) other property acceptable to the Committee, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant shall be permitted to make payment on any Award granted under the Plan with a loan or other extension of credit from the Company.

        10.8    Claw-Back Provision.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that any Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

ARTICLE 11.
CHANGES IN CAPITAL STRUCTURE

        11.1    Adjustments.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Committee shall make such proportionate and equitable adjustments, if any, as the Committee in its discretion deems appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iii) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b)   In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions:

            (i)    To provide for either (A) termination of any such Award in exchange for an amount of cash and/ or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested;

            (ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

            (iii)  To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

            (v)   To provide that the Award cannot vest, be exercised or become payable after such event.

        11.2    Impact of a Change in Control.    Subject to any applicable requirements of Section 409A of the Code, upon or in anticipation of, a Change in Control, the Committee, in its sole and absolute discretion, may (a) cause any and all Awards outstanding hereunder to become fully exercisable, (b) cause all forfeiture conditions to lapse and to terminate at a specific time in the future, including but not limited to the date of such Change in Control, (c) give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine, and/or (d) cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control.

        11.3    Outstanding Awards—Certain Mergers.    Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

        11.4    Outstanding Awards—Other Changes.    In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 11, the Committee may, in its sole and absolute discretion, make such adjustments in the number and kind of shares or other securities subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights hereunder.

        11.5    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

 ARTICLE 12.
ADMINISTRATION

        12.1    Committee.    The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule, an "outside director" for purposes of Section 162(m) of the Code and an "independent director" under the rules of the New York Stock Exchange (or other principal securities market on which shares of Common Stock are traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.5.

        12.2    Action by the Committee.    Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.3    Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to noncompetition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        12.4    Decisions Binding.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

        12.5    Delegation of Authority.    To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.
EFFECTIVE AND EXPIRATION DATE

        13.1    Effective Date.    The Plan was originally adopted effective on May 11, 2005, the date it was originally approved by the Company's stockholders, and further amended and restated effective as of April 23, 2009, the date the 2009 Plan was approved by the Company's stockholders. This Second Amended and Restated Plan will be effective on the date it is approved by the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at the 2014 annual meeting if such meeting is duly held in accordance with the applicable provisions of the Company's Bylaws (the "Second Restatement Effective Date"). In the event that the Company's stockholders do not approve the Plan, the 2009 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date this Second Amended and Restated Plan is approved by the Board.

        13.2    Expiration Date.    The Plan will expire on, and no Incentive Stock Option or other Award may be granted pursuant to the Plan after the tenth anniversary of the Second Restatement Effective Date. Any Awards that are outstanding on the tenth anniversary of the Second Restatement Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

 ARTICLE 14.
AMENDMENT, MODIFICATION, AND TERMINATION

        14.1    Amendment, Modification and Termination.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) except as permitted under Article 11, stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond ten years from the date of grant, (iv) reduce the exercise price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, (v) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right's price per share exceeds the Fair Market Value of a share of Common Stock, or (vi) results in a material increase in benefits or a change in eligibility requirements.

        14.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.
GENERAL PROVISIONS

        15.1    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

        15.2    No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

        15.3    Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

        15.4    No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        15.5    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        15.6    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        15.7    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        15.8    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        15.9    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        15.10    Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        15.11    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        15.12    Government and Other Regulations.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the

Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        15.13    Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

        15.14    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

OWENS-ILLINOIS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cutoff date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. VOTE IN PERSON This card serves as an admission ticket for one shareholder as of March 20, 2014 and must be presented at the door for admittance to the Annual Meeting of Share Owners. At the meeting, you will need to request a ballot to vote these shares. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M69715-P47991 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY OWENS-ILLINOIS, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Jay L. Geldmacher 02) Peter S. Hellman 03) Anastasia D. Kelly 04) John J. McMackin, Jr. 05) Hari N. Nair 06) Hugh H. Roberts 07) Albert P. L. Stroucken 08) Carol A. Williams 09) Dennis K. Williams 10) Thomas L. Young The Board of Directors recommends you vote FORproposals 2, 3 and 4: For Against Abstain 2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014. 3. To approve, by advisory vote, the Company's named executive officer compensation. 4. To approve the second amendment and restatement of the Company's 2005 Incentive Award Plan, that, among other things, increases the number of shares available under the plan by 6,000,000, extends the term of the plan until March 2024 and continues to allow grants under the plan to qualify as performance based for purposes of Section 162(m) of the Internal Revenue Code. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Stakeholder Letter, Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M69716-P47991 OWENS-ILLINOIS, INC. Annual Meeting of Share Owners May 15, 2014 9:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) James W. Baehren, Stephen P. Bramlage, Jr. and Paul A. Jarrell and each of them, or if more than one is present and acting then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Owens-Illinois, Inc. held of record by the undersigned on March 20, 2014, at the Annual Meeting of Share Owners to be held on May 15, 2014, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to New York Life Trust Company, as Trustee, to vote all shares of common stock of Owens-Illinois, Inc. allocated to the account(s) of the undersigned as of March 20, 2014, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of the director nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. New York Life Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side